Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


                                                                    EXHIBIT 10.8

                                                                  Execution Copy

================================================================================

                                   ----------

                               AGREEMENT OF LEASE

                                   ----------

                       SENTINEL PROPERTIES - BEDFORD, LLC

                                    LANDLORD

                                       AND

                               ATHENAHEALTH, INC.

                                     TENANT

Premises: PART OF
          SENTINEL BEDFORD DATA CENTER
          55 MIDDLESEX TURNPIKE
          BEDFORD, MASSACHUSETTS

Dated:    MAY 8, 2007

================================================================================

CONFIDENTIAL

*Exhibit has been omitted pursuant to request for CTR
**Portion of Exhibit has been omitted pursuant to request for CTR

                                TABLE OF CONTENTS

                                                                                  Page
                                                                                  ----
      ARTICLE 1  DEMISE, PREMISES, TERM, RENT..................................     1
      ARTICLE 2  USE AND OCCUPANCY; TENANT'S EQUIPMENT.........................     2
      ARTICLE 3  ALTERATIONS...................................................     2
      ARTICLE 4  CONDITION OF THE PREMISES; INITIAL WORK.......................     3
      ARTICLE 5  REPAIRS AND MAINTENANCE; FLOOR LOAD; SELF-HELP RIGHTS.........     4
      ARTICLE 6  UTILITY EXPENSES..............................................     4
      ARTICLE 7  LEGAL REQUIREMENTS............................................     5
      ARTICLE 8  MORTGAGES; SUBORDINATION; ESTOPPEL CERTIFICATES...............     6
      ARTICLE 9  SERVICES......................................................     7
      ARTICLE 10 INSURANCE.....................................................     8
      ARTICLE 11 DESTRUCTION OF THE PROPERTY; LOSS OR DAMAGE...................     9
      ARTICLE 12 EMINENT DOMAIN................................................    10
      ARTICLE 13 ASSIGNMENT AND SUBLETTING.....................................    10
      ARTICLE 14 ACCESS TO PREMISES............................................    14
      ARTICLE 15 CERTIFICATE OF OCCUPANCY......................................    15
      ARTICLE 16 DEFAULT.......................................................    15
      ARTICLE 17 REMEDIES AND DAMAGES..........................................    17
      ARTICLE 18 FEES AND EXPENSES.............................................    18
      ARTICLE 19 NO REPRESENTATIONS BY LANDLORD................................    18
      ARTICLE 20 END OF TERM...................................................    18
      ARTICLE 21 QUIET ENJOYMENT...............................................    19
      ARTICLE 22 NO WAIVER, NON-LIABILITY......................................    19
      ARTICLE 23 WAIVER OF TRIAL BY JURY.......................................    20
      ARTICLE 24 INABILITY TO PERFORM..........................................    20
      ARTICLE 25 BILLS AND NOTICES.............................................    20
      ARTICLE 26 RULES AND REGULATIONS.........................................    21
      ARTICLE 27 BROKER........................................................    21
      ARTICLE 28 INDEMNITY.....................................................    21
      ARTICLE 29 OFFER SPACE...................................................    22
      ARTICLE 30 EXTENSION OPTION..............................................    23
      ARTICLE 31 [INTENTIONALLY OMITTED].......................................    24
      ARTICLE 32 [INTENTIONALLY OMITTED].......................................    24
      ARTICLE 33 [INTENTIONALLY OMITTED].......................................    24
      ARTICLE 34 EXCULPATION; APPROVALS; LEGAL FEES............................    24
      ARTICLE 35 LANDLORD'S DEFAULT, TENANT'S REMEDIES, SELF-HELP..............    24
      ARTICLE 36 MISCELLANEOUS.................................................    25

    * EXHIBIT A  FLOOR PLAN OF THE PREMISES....................................    A-1
   ** EXHIBIT B  DEFINITIONS...................................................    B-1
      EXHIBIT C  RULES AND REGULATIONS.........................................    C-1
    * EXHIBIT D  REMAINING FIT OUT ITEMS.......................................    D-1
   ** EXHIBIT E  FORM OF SUBORDINATION, NON-DISTURBANCE
                 AND ATTORNMENT AGREEMENT......................................    E-1
    * EXHIBIT F  SERVICE LEVEL AGREEMENT.......................................    F-1
   ** EXHIBIT G  TENANT'S INITIAL AUTHORIZED CONTACTS..........................    G-1

                             INDEX OF DEFINED TERMS

Term                                                            Section
----                                                  --------------------------
Additional Rent....................................                    Exhibit B
Affiliate..........................................                    Exhibit B
Aggregate Direct Electric Loads....................                  Section 6.1
Alterations........................................                    Exhibit B
Ancillary Utility Costs............................                    Exhibit B
Applicable Offer Space.............................                 Section 29.1
Approval...........................................                    Exhibit B
Approved...........................................                    Exhibit B
Authorized Contacts................................                    Exhibit B
Base Building Restoration..........................   Section 11.1, Section 11.1
Base Rate..........................................                    Exhibit B
Broker.............................................                    Exhibit B
Building...........................................                    Exhibit B
Business Days......................................                    Exhibit B
Commencement Date..................................                    Exhibit B
controlled.........................................                    Exhibit B
controls...........................................                    Exhibit B
Core Building Systems..............................                    Exhibit B
CRAC...............................................               Section 9.2(b)
Data Center Configuration Work.....................                  Section 3.1
Data Center Configuration Work Approval
Conditions.........................................                  Section 3.2
Data Center Use....................................                    Exhibit B
Dedicated Building Systems.........................                    Exhibit B
Default Rate.......................................                    Exhibit B
Deficiencies.......................................          Section 17.2(a)(ii)
Deficiency.........................................          Section 17.2(a)(ii)
Electrical Capacity................................                    Exhibit B
Event of Default...................................                 Section 16.1
Exculpated Parties.................................              Section 34.1(b)
Existing Rent......................................                 Section 20.2
Expiration Date....................................                    Exhibit B
Extension Notice...................................              Section 30.2(a)
Extension Option...................................                 Section 30.1
Extension Term.....................................                 Section 30.1
Extension Term Commencement Date...................                 Section 30.1
Extension Term Expiration Date.....................                 Section 30.1
Fixed Expiration Date..............................                    Exhibit B
Fixed Rent.........................................                    Exhibit B
FMV................................................                 Section 30.3
free rent..........................................                 Section 32.4
Governmental Authority.............................                    Exhibit B
HVAC...............................................    Exhibit B, Section 9.2(b)
Initial Commencement Date..........................                  Section 1.1
Initial Premises...................................                  Section 1.1
Landlord...........................................                     Preamble
Lease Year.........................................                    Exhibit B
Legal Requirements.................................                    Exhibit B
Lender.............................................                  Section 8.4
Lessor.............................................                    Exhibit B
Managing Agent.....................................                    Exhibit B
Metered Direct Electronic Loads....................                  Section 6.1
Mission Critical Data Center.......................                    Exhibit B
Mortgage...........................................                    Exhibit B
Mortgagee..........................................                    Exhibit B

Non-Disturbance Agreement..........................                  Section 8.4
Offer Notice.......................................                 Section 32.1
Offer Space Commencement Date......................                 Section 32.5
Option.............................................                 Section 29.2
Original Tenant....................................                    Exhibit B
PDU................................................                  Section 6.1
Permitted Use......................................                    Exhibit B
Person.............................................                    Exhibit B
Premises...........................................                    Exhibit B
Principal Permitted Use............................                    Exhibit B
Property...........................................                    Exhibit B
Punch List.........................................                  Section 4.2
re-enter...........................................              Section 17.1(b)
re-entered.........................................              Section 17.1(b)
re-entry...........................................              Section 17.1(b)
Remaining Fit Out Items............................                  Section 4.1
Rental Notice......................................              Section 30.4(a)
Response Notice....................................                 Section 29.2
Restoration Estimate...............................                 Section 11.3
Rules and Regulations..............................                    Exhibit B
Scheduled Offer Space Commencement Date............                 Section 32.1
SLA................................................                    Exhibit B
Space 1............................................                  Section 1.1
Space 2............................................                  Section 1.1
Space 3............................................                  Section 1.1
Space 4............................................                  Section 1.1
Substantial Completion.............................                    Exhibit B
Substantially Completed............................                    Exhibit B
Successor Landlord.................................                  Section 8.3
Superior Lease(s)..................................                    Exhibit B
System Efficiency Losses...........................                  Section 6.2
Tenant.............................................       Section 16.3, Preamble
Tenant Alterations.................................                    Exhibit B
Tenant's Notice....................................                 Section 13.2
Tenant's Property..................................                    Exhibit B
Term...............................................                    Exhibit B
Termination Notice.................................                 Section 11.3
Unavoidable Delays.................................                 Section 24.1
Unmetered Direct Electric Loads....................                  Section 6.1
untenantable.......................................                 Section 11.2
Useable Square Feet................................                    Exhibit B

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

          AGREEMENT OF LEASE, made as of May 8, 2007, between SENTINEL PROPERTIES - BEDFORD, LLC, a limited liability company with an address c/o Resolution Capital, LLC, 1270 Avenue of the Americas, Suite 204, New York, New York 10020 ("Landlord"), and athenahealth, Inc., with an address at 31 Arsenal street, Watertown, Massachusetts 02472 ("Tenant").

                                   AGREEMENT:

          ALL OF THE CAPITALIZED TERMS NOT DEFINED IN THIS LEASE ARE DEFINED IN EXHIBIT B ATTACHED HERETO.

ARTICLE 1 DEMISE, PREMISES, TERM, RENT

          SECTION 1.1 Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord at the Fixed Rent set forth in the definition of Fixed Rent in Exhibit B:

          (a) the space labeled as the "Initial Premises" on Exhibit A (the "Initial Premises") for a term to commence on the date of delivery of the Initial Premises to Tenant pursuant to Section 2.3 (the "Initial Commencement Date");

          (b) the space labeled as "Space 1" on Exhibit A ("Space 1") for a term to commence on the later of: (i) the date of delivery of Space 1 to Tenant pursuant to Section 2.3 or (ii) the date which is * (*) months after the Initial Commencement Date;

          (c) the space labeled as "Space 2" on Exhibit A ("Space 2") for a term to commence on the later of: (i) the date of delivery of Space 2 to Tenant pursuant to Section 2.3 or (ii) the date which is * (*) months after the Initial Commencement Date;

          (d) the space labeled as "Space 3" on Exhibit A ("Space 3") for a term to commence on the later of: (1) the date of delivery of Space 3 to Tenant pursuant to Section 2.3 or (ii) the date which is * (*) months after the Initial Commencement Date; and

          (e) the space labeled as "Space 4" on Exhibit A ("Space 4") for a term to commence on the later of: (i) the date of delivery of Space 4 to Tenant pursuant to Section 2.3 or (ii) the date which is * (*) months after the Initial Commencement Date.

Notwithstanding the foregoing, Tenant may accelerate the delivery date of one or more such spaces (but only in their numerical order) by giving Landlord at least ninety (90) days prior written notice thereof. If Tenant exercises any such acceleration right then the Fixed Rent shall increase as set forth in the definition of Fixed Rent in Exhibit B as of the delivery date of such Space to Tenant pursuant to Section 2.3 rather than as of the later date set forth in the definition of Fixed Rent. The Term shall end as to the entire Premises on the Fixed Expiration Date.

          SECTION 1.2 [Intentionally Omitted.]

          SECTION 1.3 Tenant agrees to pay to Landlord the Fixed Rent, without notice or demand, in lawful money of the United States, in monthly installments in advance on the first (1st) day of each calendar month during the Term. All Additional Rent shall be paid within thirty (30) days after billing. All Fixed Rent and Additional Rent shall be paid at the office of Landlord or such other place and/or to such other party as Landlord may designate, without any set-off, offset, abatement or deduction whatsoever except as otherwise expressly provided in this Lease. Fixed Rent and Additional Rent shall be paid by check drawn on a Bank which is a member of the Clearing House Association with banking offices in New York, New York, or Boston, Massachusetts, or at the option of either Landlord or Tenant, by wire transfer of immediately available funds to an account designated from time to time by Landlord.

          SECTION 1.4 Notwithstanding anything to the contrary contained in this Lease, upon execution and delivery of this Lease, Tenant shall pay to Landlord the sum of $* Dollars representing the first full month's installment of Fixed Rent for the Initial Premises. Such payment shall be credited by Landlord toward Tenant's first Fixed Rent obligations as they become due hereunder.

          SECTION 1.5 If any installment or sum of Fixed Rent due hereunder is not paid on or before the fifth (5th) day of the month during which such installment is due or any installment of Additional Rent due hereunder is not paid within thirty (30) days after same is billed, Tenant shall pay Landlord as Additional Rent: (a) on or before the first (1st) day of the following month, five percent (5%) of the overdue amount (or such lesser amount as is the maximum amount permitted by law) in order to defray Landlord's administrative and other costs in connection with such late payment (which sum Tenant acknowledges is fair and reasonable and does not constitute interest or a penalty); and (b) if such amount remains unpaid for thirty (30) days after the date due, interest on all such Fixed Rent and Additional Rent from the date the same was originally due (without regard to any grace period) at the Default Rate.

ARTICLE 2 USE AND OCCUPANCY; TENANT'S EQUIPMENT

          SECTION 2.1 Tenant shall use and occupy the Premises for the Permitted Use and for no other purpose. Tenant shall not use or occupy or permit the use or occupancy of any part of the Premises in any manner which is not permitted hereunder or which would materially and adversely affect (a) the functioning of the Core Building Systems, (b) the use and occupancy of any part of the Property by any other tenant or other occupant, or (c) the appearance of the Property or
(d) the proper and economical rendition of any service required to be provided to Tenant or to any other tenant or occupant of the Building. Tenant shall not use or permit the Premises to be used for any other use which is not the Permitted Use or consistent with the use of the Building as a Mission Critical Data Center as reasonably determined by Landlord.

          SECTION 2.2 At Landlord's option, Landlord may mark the boundaries of one or more Space(s) by painted lines or by another reasonable method. Tenant shall not use or occupy any Space(s) unless and until Landlord by written notice to Tenant delivers possession of such Space(s) to Tenant. If Tenant uses or occupies all or any part of any such undelivered Space(s) prior to such delivery then Tenant shall be deemed as of the commencement of any such use or occupancy to have accelerated the Commencement Date as to such Space(s), to have accepted such Space(s) in their then "as is" condition and to have agreed to pay the applicable increase in Fixed Rent for such Space(s).

          SECTION 2.3 Upon Substantial Completion of the Remaining Fit Out Items pursuant to Article 4, Landlord shall deliver possession of the Premises to Tenant. Tenant's commencement of any work or Tenant Alterations in the Premises, moving in of any equipment or personal property or opening for business shall be deemed to be acceptance of all the Premises. If the Remaining Fit Out Items have not been Substantially Completed by the date which is sixty (60) days after the execution and unconditional delivery of this Lease by Landlord and Tenant, then Tenant may give Landlord a notice of termination and if the remaining Fit Out Items are not Substantially Completed within ten (10) days after Landlord's receipt of such notice of termination then Landlord shall within ten (10) days thereafter refund Tenant's payment if any under Section 1.4 whereupon this Lease shall terminate and the parties shall have no further obligations hereunder. Notwithstanding the foregoing, Tenant shall have the right with Landlord's prior Approval to enter the Premises after the date hereof to perform Data Center Configuration Work and upon any such entry the Commencement Date shall be deemed to have occurred; provided, however, that during any such entry Tenant shall not have the obligation to pay Fixed Rent or Additional Rent and upon any such entry Tenant shall not be deemed to have accepted any of the Remaining Fit Out Items that have not been Substantially Completed as of such date. Such Approval shall not be unreasonably withheld, conditioned or delayed if Landlord in its reasonable judgment determines that such entry will not materially delay or increase the cost of performing or completing the Remaining Fit Out Items of any other work to be performed by Landlord in the Premises. Tenant agrees to perform such Data Center Configuration Work at times and in a manner reasonably designated by Landlord and to avoid any interference with Remaining Fit Out Items in the Premises.

          SECTION 2.4 Subject to the provisions of Articles 3, 4, and 7, and any other applicable provisions of this Lease, Tenant may install and maintain in the Premises such equipment as Tenant may reasonably require for the Permitted Use. If such equipment shall interfere with the normal operation of other equipment, radio reception or television reception in other parts of the Building, then and in that event Tenant, at its own cost and expense, shall either discontinue the use of such equipment in the Premises or cause the same to be protected and shielded in such a manner as will prevent any disturbance to, or interference with, any equipment, radios or televisions in other parts of the Building. To the extent that equipment belonging to other tenants in the Building materially interferes with Tenant's Permitted Use of the Premises, Landlord shall employ commercially reasonably efforts to prevent such interference. All equipment shall be placed and maintained by Tenant in settings sufficient to absorb and prevent any vibration, noise and annoyance to other occupants of the Building.

          SECTION 2.5 Tenant shall have a non-exclusive right to use at no additional charge: (a) the common areas of the Property which are open to the public, as same exist from time to time, including the driveways, walkways, entrances, lobbies, parking and loading facilities for any reasonable purpose subject to the Rules and Regulations, provided, however, that such right shall not apply to mechanical, electrical and other equipment spaces or any areas that are not open to the public; and (b) reasonable use of conference rooms and work station cubicles in the Building available on a first-come, first-served, reservation basis to the extent of available cubicles subject to the Rules and Regulations.

ARTICLE 3 ALTERATIONS

          SECTION 3.1 Tenant shall not make any Tenant Alterations without Landlord's Approval in each instance; provided, however, that Tenant's installation, modification or removal of wiring, raised flooring, cages, equipment racks, cable trays and similar ordinary course equipment installation entirely within the Premises shall not be deemed to be Tenant Alterations requiring such Approval provided same can be removed without material damage to the Building (any of the foregoing constituting "Data Center Configuration Work"). Landlord's Approval of Tenant Alterations may be granted or denied in Landlord's sole discretion. Landlord shall in no event be required to Approve the installation outside the Premises by Tenant of any installations or equipment.

          SECTION 3.2 The following are the conditions (the "Data Center Configuration Work Approval Conditions") that must be satisfied before any Data Center Configuration Work may be performed, and as appropriate, during and upon completion of the performance of any Data Center Configuration Work:

          (a) Tenant shall furnish to Landlord duplicate original policies or certificates of worker's compensation insurance (covering all persons to be employed by Tenant and by all contractors and subcontractors supplying materials or performing work in connection with such Data Center Configuration Work) and commercial general liability (including property damage coverage) insurance and during any construction or Alterations by Tenant or its contractors or employees Builder's Risk coverage (issued on a completed value basis) or an equivalent coverage reasonably satisfactory to Landlord, all in such form, with such companies, for such periods and in such amounts as Landlord may reasonably require, naming Landlord and, any Lessor and any Mortgagee as to which Tenant has received the name and address as additional insureds for such liability insurance.

          (b) All Data Center Configuration Work shall be performed by Tenant
(i) at Tenant's sole cost and expense, (ii) in a good and workmanlike manner using new materials of first class quality, (iii) in compliance with all Legal Requirements and Rules and Regulations, (iv) subject to Landlord's inspection, if so requested by Landlord and (v) at hours reasonably Approved by Landlord and otherwise minimizing unreasonable disturbance to other tenants of the Building.

          (c) Landlord shall Approve, such approval not to be unreasonably withheld, conditioned or delayed, the general contractors, construction managers, contractors and subcontractors proposed to be used by Tenant for Data Center Configuration Work (and if any such party employed by or on behalf of Tenant causes any labor disharmony anywhere in the Building then Landlord may require Tenant to immediately discontinue using such party) except that all mechanical and electrical work shall be performed by contractors who are designated by Landlord.

          (d) Upon completion of any Data Center Configuration Work, Tenant, at its expense, shall promptly deliver to Landlord an electronic copy of "as-built" plans and specifications for such Data Center Configuration Work, in the format designated by Landlord.

          (e) The indemnity of Landlord by Tenant set forth in Article 28 shall extend and apply fully as to any costs, damages, liability, etc., arising directly or indirectly from any Data Center Configuration Work performed by Tenant.

          SECTION 3.3 If, because of any act or omission of Tenant, its employees, agents, contractors, or subcontractors, any mechanic's lien, notice of commencement, notice of intention to lien, U.C.C. financing statement or other lien, encumbrance, notice, charge or order for the payment of money shall be filed against Landlord, or against all or any portion of the Premises or the Property (other than Tenant's Property which under Legal Requirements does not constitute a fixture), Tenant shall, at its own cost and expense, cause the same to be discharged of record, by bonding or otherwise, within thirty (30) days after the filing thereof, and Tenant shall indemnify, defend and save Landlord harmless against and from all costs, expenses, liabilities, suits, penalties, claims and demands (including reasonable attorneys' fees and disbursements) resulting therefrom.

          SECTION 3.4 At Tenant's request, Landlord shall review Tenant's initial proposed layout of Tenant's equipment racks to be installed in the Premises based on Tenant's proposed "hot-aisle/cold-aisle" layout and promptly provide any comments that Landlord has to such proposed layout.

ARTICLE 4 CONDITION OF THE PREMISES; INITIAL WORK

          SECTION 4.1 Tenant has examined the Premises and subject to: (a) the completion by Landlord and the acceptance by Tenant pursuant to Section 4.2 of the work described in Exhibit D (the "Remaining Fit Out Items"), and (b) any Punch List items with respect to the Remaining Fit Out Items to be completed pursuant to Section 4.2, and (c) any other representations and warranties expressly made by Landlord hereunder, Tenant hereby accepts possession of the Premises in their "as is" condition in all respects on the date hereof, subject to the completion of the Remaining Fit Out Items. Tenant further agrees that, except for the completion of the Remaining Fit Out Items pursuant to the Remaining Fit Out Time Line and the completion of any Punch List items with respect to the Remaining Fit Out Items pursuant to Section 4.2, Landlord shall have no obligation to perform any work, supply any materials, incur any expenses or make any installations in order to prepare the Premises for Tenant's occupancy.

          SECTION 4.2 Within five (5) Business Days after Landlord notifies Tenant that the Remaining Fit Out Items are Substantially Complete, authorized representatives of Landlord and Tenant shall jointly inspect the Premises and prepare a reasonably detailed list of any items of Remaining Fit Out Items that are not complete (the "Punch List"). After the Commencement Date, Landlord shall use commercially reasonable and diligent efforts to complete the items on the Punch List within thirty (30) days after the Commencement Date, subject to Tenant allowing Landlord and its employees, representatives and contractors reasonable access to the Premises at all reasonable times after the Commencement Date to perform same. In the event the items on the Punch List are not completed on or before the Punch List Completion Date,

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

Tenant as its exclusive remedy may, but shall have no obligation to do so, complete the Punch List items and deduct such reasonable costs thereof from the next installment(s) of Fixed Rent until such sums due Tenant have been fully paid by Landlord or fully credited and accounted for.

ARTICLE 5 REPAIRS AND MAINTENANCE; FLOOR LOAD; SELF-HELP RIGHTS

          SECTION 5.1 (a) Landlord shall diligently maintain and repair to the extent within Landlord's reasonable control, and otherwise shall use reasonable efforts to cause the appropriate party to maintain and repair, the Building and the Core Building Systems in accordance with the SLA in good working order and condition and to a standard consistent with a Mission Critical Data Center.

          (b) Tenant, at Tenant's expense, shall maintain and repair the Premises and the fixtures, systems, equipment and appurtenances tin this Lease to keep same in good order and condition, reasonable wear and tear and damage by insured casualty excepted, and shall make all nonstructural repairs thereto as and when needed to preserve them in good working order and condition, except for reasonable wear and tear, obsolescence and damage for which Tenant is not responsible pursuant to the provisions of Articles 11 and 12 hereof, provided that the foregoing shall not be construed to diminish or limit Landlord's responsibility for its maintenance and repair responsibilities under Section 5.1(a). Notwithstanding the foregoing, all damage or injury to the Premises or to any other part of the Property, or to its fixtures, equipment and appurtenances, caused by or resulting from the making of any Alterations by Tenant, the moving of Tenant's Property, or any carelessness, omission, neglect or improper conduct of, or Alterations made by Tenant, Tenant's agents, employees or licensees, shall be repaired at Tenant's expense, (i) by Tenant to the reasonable satisfaction of Landlord (if the required repairs are non-structural and do not affect any Core Building System), or (ii) by Landlord (if the required repairs are structural or affect any Core Building System). All such repairs shall be of quality or class substantially equal to the original work or construction to extent possible. If Tenant fails after fifteen (15) days notice (or such lesser notice as is appropriate in case of emergency or immediate risk of danger to persons or property) to proceed with due diligence to make repairs required to be made by Tenant, Landlord may make such repairs at the expense of Tenant, and Tenant shall pay the reasonable out-of-pocket costs and expenses thereof paid to third parties by Landlord, with interest at the Default Rate, as Additional Rent within thirty (30) days after rendition of a bill or statement therefor.

          SECTION 5.2 Tenant shall not place a live load upon any floor of the Premises exceeding one hundred fifty (150) pounds per square foot. Tenant shall not move any safe, heavy batteries or heavy equipment into or out of the Building without Landlord's reasonable Approval. If items moved into or out of the Building require special handling, Tenant shall employ only persons holding a master rigger's license if applicable or any other license required by law to do such work.

          SECTION 5.3 Landlord shall use commercially reasonable efforts considering the specific circumstances and the impact of such circumstances on Tenant's Mission Critical Data Center: (a) to avoid taking any action which would materially and adversely affect Tenant's use of or business operations within the Premises, (b) except in an emergency, to provide any of Tenant's Authorized Contacts with not less than forty-eight (48) hours prior notice (which may be oral, by a voicemail message or by e-mail) if, notwithstanding Landlord's commercially reasonable efforts, Landlord must take any action which would materially and adversely affect Tenant's use of or business operations within the Premises, (c) to coordinate and cooperate with Tenant to minimize any cessation or degradation of Tenant's use of or business operations within the Premises, (d) to take such actions as soon as reasonably practicable to cure or correct any acts, events or circumstances which materially and adversely affect Tenant's use of or business operations within the Premises and (e) to operate the Building in a manner consistent with the operation of a Mission Critical Data Center. Subject to Landlord's compliance with the provisions of this
Section 5.3 and the provisions of Section 4.2 and Article 11, and except as otherwise expressly provided in the SLA, there shall be no allowance to Tenant for a diminution of rental value, no constructive eviction of Tenant and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord making, or failing to make, any repairs, alterations, additions or Improvements in or to any portion of the Property or the Premises, or in or to fixtures, appurtenances or equipment thereof.

ARTICLE 6 UTILITY EXPENSES

          SECTION 6.1

                                       *

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

          *


          SECTION 6.2 *

          SECTION 6.3 *

          SECTION 6.4 *

          SECTION 6.5 *

          SECTION 6.6 Any delay or failure of Landlord in computing or billing for the rent adjustment in this Leaseabove provided shall not constitute a waiver of or in any way impair the continuing obligation of Tenant to pay such rent adjustment hereunder. Notwithstanding any termination of this Lease prior to the Expiration Date, Tenant's obligation to pay Additional Rent under this Article shall continue and shall cover all periods up to the Expiration Date and shall survive any expiration or termination of this Lease.

ARTICLE 7 LEGAL REQUIREMENTS

          SECTION 7.1 Tenant, at its sole expense, shall comply with all Legal Requirements applicable to the Premises, or the use and occupancy thereof by Tenant, and make all repairs or Alterations required thereby, whether structural or nonstructural, ordinary or extraordinary, except for those repairs and Alterations that are Landlord's obligation hereunder or unless otherwise expressly provided in this Lease; provided, however, that Tenant shall not be obligated to comply with any Legal Requirement applicable to the Property (exclusive of the Premises) or requiring any structural alteration to the Premises unless the application of such Legal Requirement arises from (a) Tenant's particular manner of use or occupancy of the Premises (as distinguished from the use or occupancy of the Premises for office or data center purposes generally), (b) any cause or condition created by or on behalf of Tenant or any of its Affiliates (including any Alterations), (c) the breach of any of Tenant's obligations under this Lease, or (d) any hazardous materials having been brought into the Building by Tenant or any of its Affiliates. Tenant shall not do or permit to be done any act or thing upon the Premises which will invalidate or be in conflict with customary requirements of Landlord's insurance policies or any provisions of any of Landlord's insurance policies of which Landlord has notified Tenant, and shall not do or permit anything to be done in or upon the Premises, or use the Premises in a manner, or bring or keep anything in this Lease, which shall increase the rates for casualty or liability insurance applicable to Building or the Property. The foregoing notwithstanding, to the extent that modifications to the Building or the land on which the Building is located are required in order to bring same into compliance with any of the Legal Requirements in effect from and after the date hereof, Landlord shall be responsible for the compliance of such item(s) with the Legal Requirements at Landlord's sole cost and expense; provided, however, all such costs shall be paid by Tenant to the extent that any such required modifications are the result of: (i) leasehold improvements made by (or at the request of) Tenant, including without limitation, Alterations, (ii) any particular use made of the Premises by Tenant which is not in the nature of a Principal Permitted Use, or (iii) any other negligent or willful act or omission of Tenant or its agents or employees.

          SECTION 7.2 Landlord shall keep and maintain the common areas of the Property serving the Premises (including, without limitation, the parking areas serving the Premises), all in compliance with the American with Disabilities Act and all other applicable Legal Requirements to the extent that any non-compliance with Legal Requirements would have a material adverse effect on Tenant's use of the Premises as a Mission Critical Data Center.

ARTICLE 8 MORTGAGES; SUBORDINATION; ESTOPPEL CERTIFICATES

          SECTION 8.1 Subject to the provisions of Section 8.4, all rights of Tenant under this Lease are and shall be subject and subordinate in all respects to all existing and future Mortgages and all existing and future Superior Leases (there being no Superior Leases on the date hereof), and all other easements, restrictions, agreements, declarations and interests now or hereafter of record and Tenant shall not cause Landlord to be in default under any of the foregoing. This Section 8.1 shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall execute, acknowledge and deliver within ten (10) days after request any reasonable and customary instrument that Landlord or any Lessor or Mortgagee may reasonably request to evidence such subordination.

          SECTION 8.2 In the event of any act or omission of Landlord which would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this Lease, or to claim a partial or total eviction, Tenant shall not exercise such right (a) until it has given written notice of such act or omission to each Mortgagee and Lessor whose name and address shall previously have been furnished to Tenant in writing, and (b) unless such act or omission shall be one which is not capable of being remedied by Landlord or such Mortgagee or Lessor within a reasonable period of time, until a reasonable period for remedying such act or omission shall have elapsed following the later to occur of (i) the giving of such notice or (ii) the time when such Mortgagee or Lessor shall have become entitled under such Mortgage or Superior Lease, as the case may be, to remedy the same (which reasonable period shall, in the case of this clause (iii), in no event be (A) less than the period to which Landlord would be entitled under this Lease, after similar notice, to effect such remedy nor (B) more than the period to which Landlord would be entitled under this Lease, after similar notice, to effect such remedy, plus thirty (30) days, and which period shall only commence on the date such Mortgagee obtains possession and control of the mortgaged property). If more than one Mortgagee or Superior Lessor shall become entitled to any additional cure period under this Section 8.2, such cure periods shall run concurrently, not consecutively.

          SECTION 8.3 If a Mortgagee or Lessor shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed, then at the request of such party so succeeding to Landlord's rights ("Successor Landlord") and upon Successor Landlord's written agreement to accept Tenant's attornment, Tenant shall attorn to and recognize Successor Landlord as Tenant's landlord under this Lease, and shall promptly execute, acknowledge and deliver any customary instrument reasonably acceptable to Tenant that Successor Landlord may reasonably request to evidence such attornment. Upon such attornment this Lease shall continue in full force and effect as, or as if it were, a direct lease between Successor Landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Lease and shall be applicable after such attornment except that Successor Landlord shall not: (a) be liable for any previous act or omission of Landlord under this Lease, except to the extent same continues after such attornment; (b) be subject to any offset, not expressly provided for in this Lease or the SLA, which shall have theretofore accrued to Tenant against Landlord; or (c) be bound by any previous modification of this Lease, not expressly provided for in this Lease, or by any previous prepayment of more than one month's Fixed Rent, unless such modification or prepayment shall have been expressly Approved by such Mortgagee or Lessor; provided that the name and address of such Mortgagee or Lessor have been provided to Tenant in writing.

          SECTION 8.4 Notwithstanding the foregoing provisions of this Article 8, as a condition to Tenant's agreement hereunder to subordinate Tenant's interest in this Lease to (a) any Mortgage encumbering all or any part of the Property on the Commencement Date and (b) any future Mortgages encumbering all or any part of the Property, Landlord shall obtain from each current Mortgagee and shall obtain (but at Tenant's sole cost and expense) from each future Mortgagee an agreement, in the standard form then-customarily employed by such Mortgagee (or, if none, any form selected by Landlord, satisfactory to such Mortgagee, and reasonably satisfactory to Tenant), with such modifications thereto as are reasonably requested by Tenant and are reasonably acceptable to Landlord and such Mortgagee, pursuant to which such Mortgagee shall agree that if and so long as no Event of Default hereunder shall have occurred and be continuing, the leasehold estate granted to Tenant and all of the rights of Tenant pursuant to this Lease shall not be terminated, modified, affected or disturbed by any action which such Mortgagee may take to foreclose any such Mortgage, and that any Successor Landlord shall recognize this Lease as being in full force and effect as if it were a direct lease between such Successor Landlord and Tenant upon all of the terms, covenants, conditions and options granted to Tenant under this Lease, except as otherwise provided in Section 8.3 hereof (any such agreement, a "Non-Disturbance Agreement"). The form of Non Disturbance Agreement utilized by the existing mortgagee of the Building (the "Lender") is attached to this Lease as Exhibit E. Provided that Tenant executes such

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


form simultaneously with its execution and delivery of this Lease, Landlord agrees to cause the same to be executed by Lender within ten (10) Business Days after execution and delivery of this Lease.

          SECTION 8.5 Tenant agrees, at any time and from time to time, as requested by Landlord, upon not less than ten (10) days' prior notice, to execute, acknowledge and deliver an estoppel certificate or a statement as to any matters reasonably requested by Landlord with respect to this Lease and the Premises. The parties acknowledge that any statement delivered pursuant to this
Section 8.5 may be relied upon by others, including any purchaser or owner of all or any part of the Property, or by any existing or potential Mortgagee or Lessor.

          SECTION 8.6 Tenant covenants and agrees not to execute any security agreements, Uniform Commercial Code Financing Statements, chattel mortgages, conditional bills of sale, leases or other title retention agreements or any modifications, extensions, replacement or amendments thereto in connection with the purchase of, or covering or affecting any fixtures, equipment or personal property used at the Premises, except to the extent the same relate only to Tenant's Property which does not constitute a fixture or part of the Building under the law of the Commonwealth of Massachusetts.

ARTICLE 9 SERVICES

          SECTION 9.1 Service Level Agreement. Landlord shall provide or cause to be provided the services set forth in the SLA.

          SECTION 9.2 Tenant's Use of Core Building Systems. The following requirements apply to Tenant's use of the Core Building Systems described below:


                                       *


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
Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                                        *

          SECTION 9.3 Tenant to Manage Certain Equipment. Tenant shall have the sole obligation, at its cost and expense, to manage, maintain, monitor and repair (or contract with a third party for the management, maintenance, monitoring and repair of) any facility or equipment installed by or on behalf of Tenant in the Premises (other than the Remaining Fit Out Items) and Landlord shall have no obligations with respect to same.

          SECTION 9.4 No Warranty of Landlord. Except as expressly set forth in the SLA, Landlord does not warrant that any of the services to be provided by Landlord under this Lease, including without limitation the Core Building Systems and any services referenced in the SLA: (a) will be adequate for Tenant's particular purposes or as to any other particular need of Tenant or (b) will be free from interruption, and Tenant acknowledges that any one or more such services may be interrupted or suspended by reason of Unavoidable Delays. In addition, Tenant acknowledges that Landlord has the right to stop, interrupt or reduce service of the Core Building Systems and any services referenced in the SLA by reason of Unavoidable Delays, or for repairs, additions, alterations, replacements, or improvements which are appropriate or necessary to be made or for any other reasonable purpose; provided that Landlord shall comply with Sections 5.1(a) and 5.3 and, provided, further, that Landlord shall use reasonable efforts to avoid or minimize interruption to services of Core Building Systems necessary for the provisioning of critical power and cooling to the Premises. Any such interruption or discontinuance of service, or the exercise of such right by Landlord to suspend or interrupt such service, shall not (i) constitute an actual or constructive eviction or disturbance of Tenant's use and possession of the Premises, in whole or in part, (ii) entitle Tenant to any compensation or to any abatement or diminution of Fixed Rent or Additional Rent (except as expressly set forth in the SLA), (iii) relieve Tenant from any of its obligations under this Lease, or (iv) impose any responsibility or liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise. Landlord shall use reasonable efforts to minimize interference with Tenant's access to and use and occupancy of the Premises in making any repairs, alterations, additions, replacements, decorations or improvements. Landlord shall not be required to furnish any services except as expressly provided in this Article 9 or in the SLA.

ARTICLE 10 INSURANCE

          SECTION 10.1 Tenant, at its expense, shall obtain and keep in full force and effect a policy of commercial general liability insurance with respect to the Premises under which Tenant is named as the insured and Landlord, the Managing Agent, and any Lessors and any Mortgagees (whose names shall have been furnished to Tenant) are named as additional insureds, which insurance shall provide primary coverage for the Premises without contribution from any other insurance carried by or for the benefit of Landlord, the Managing Agent, or any Lessors or Mortgagees named as additional insureds. Tenant's primary commercial general liability policy shall contain a provision that the policy shall be noncancellable unless thirty (30) days' written notice shall have been given to Landlord and Landlord shall similarly receive thirty (30) days' notice of any material change in coverage. The minimum limits of liability shall be a combined single limit with respect to each occurrence in an amount of not less than
* per location general aggregate limit (including umbrella coverage);
provided, however, that Landlord shall retain the right to require Tenant to increase said coverage to that amount of insurance which in Landlord's reasonable judgment is then being customarily required by prudent landlords of comparable buildings in the metropolitan area in which the Building is located and provided further that Landlord shall require similar increases of other tenants of space in the Building comparable to the Premises to the extent Landlord shall then have the right to do so under applicable leases. Tenant shall also obtain and keep in full force and effect during the Term, (a) insurance against loss or damage by fire, and such other risks and hazards as are insurable under then available standard forms of commercial property insurance - special causes of loss form insurance policies with extended coverage, to Tenant's Property and Tenant Alterations with respect to the Premises for the full insurable value thereof or on a replacement cost basis,
(b) Workers' Compensation Insurance, as required by Legal Requirements, (c) Disability Benefits Law Policy, if required by Legal Requirements, and (d) such other insurance in such amounts as Landlord, any Mortgagee or Lessor may reasonably require from time to time from a majority of the tenants in the Building. All insurance required to be carried by Tenant pursuant to the terms of this Lease shall be effected under valid and enforceable policies issued by reputable and independent insurers permitted to do business in the Commonwealth of Massachusetts, and rated in Best's Insurance Guide, or any successor thereto or if there be none, an organization having a national reputation) as having a Best's Financial Strength Rating of "A" and a "Financial Size Category" of at least "XII" or if such ratings are not then in effect, the equivalent thereof.


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

          SECTION 10.2 (a) The parties hereto do hereby waive, any and all rights of recovery against the other, or against the officers, employees, partners, agents and representatives of the other, for loss of or damage to the property of the waiving party to the extent such loss or damage is insured against under any insurance policy that Landlord or Tenant is obligated to carry pursuant to this Article 10. In addition, the parties hereto shall procure an appropriate clause in, or endorsement on, any fire or extended coverage insurance covering the Premises, the Building and personal property, fixtures and equipment located thereon or tin this Lease, pursuant to which the insurance companies waive subrogation or consent to a waiver of recovery and subject to obtaining such clauses or endorsements of waiver of subrogation or consent to a waiver of right of recovery, hereby agree not to make any claim against or seek to recover from the other for any loss or damage to its property or the property of others resulting from fire or other hazards covered by such fire and extended coverage insurance; provided, however, that the release, discharge, exoneration and covenant not to sue in this Lease contained shall be limited by and coextensive with the terms and provisions of the waiver of subrogation clause or endorsements or clauses or endorsements consenting to a waiver of right of recovery. If the payment of an additional premium is required for the inclusion of such waiver of subrogation or consent to waiver provision, each party shall advise the other of the amount of any such additional premiums and the other party at its own election may, but shall not be obligated to, pay the same. If such other party shall not elect to pay such additional premium, the first party shall not be required to obtain such waiver of subrogation or consent to waiver provision. Tenant acknowledges that Landlord shall not carry insurance on Tenant Alterations (if any) or Tenant's Property and that Landlord shall not carry insurance against interruption of Tenant's business.

          (b) As to each party hereto, provided such party's right of full recovery under the applicable insurance policy is not adversely affected, such party hereby releases the other (its servants, agents, contractors, employees and invitees) with respect to any claim (including a claim for negligence) which it might otherwise have against the other party for loss, damages or destruction of the type covered by such insurance with respect to its property by fire or other casualty, i.e., in the case of Landlord, as to the Building, and, in the case of Tenant, as to Tenant's Property and Tenant Alterations (including rental value or business interruption, as the case may be) occurring during the Term of this Lease.

          SECTION 10.3 On or prior to the Commencement Date, Tenant shall deliver to Landlord appropriate evidence reasonably satisfactory to Landlord (which evidence may be Acord Form 27 Evidence of Property Insurance as to property insurance and Acord Form 75 Insurance Binder as to other coverages or the substantially equivalent forms but shall not include Acord Form 25 Certificate of Insurance) confirming the existence of the insurance required to be carried by Tenant pursuant to this Article 10, including evidence of waivers of subrogation required pursuant to Section 10.2. Evidence of each renewal or replacement of a policy shall be delivered by Tenant to Landlord at least twenty
(20) days prior to the expiration of such policy.

ARTICLE 11 DESTRUCTION OF THE PROPERTY; LOSS OR DAMAGE

          SECTION 11.1 If the Premises shall be damaged by fire or other casualty, or if the Building shall be so damaged that Tenant shall be deprived of reasonable access to the Premises (whether or not the Premises are damaged), Tenant shall give prompt notice thereof to Landlord, and the damage (a) to the Premises (including, without limitation, the Remaining Fit Out Items) but excluding Tenant Alterations (the "Base Building Restoration"), shall be repaired by and at the expense of Landlord or by Landlord using reasonable efforts to cause the party legally responsible for such restoration to do so, as appropriate, (the "Base Building Restoration"), and (b) by Tenant as to all Tenant Alterations, Data Center Configuration Work and Tenant's Property. Until the date on which Landlord delivers possession of the Premises as the case may be, to Tenant with the Base Building Restoration Substantially Completed, Fixed Rent and Additional Rent shall be reduced in the proportion which the Useable Square Feet of the part of the Premises which is neither usable nor used by Tenant bears to the total Useable Square Feet of the Premises. Landlord shall have no obligation to repair any damage to, or to replace, any of the Tenant Alterations or Tenant's Property.

          SECTION 11.2 Anything contained in Section 11.1 to the contrary notwithstanding, if the Premises are damaged in their entirety or are rendered untenantable, and if Landlord shall decide not to restore the Premises, or if the Building shall be so damaged by fire or other casualty that, in Landlord's opinion, substantial alteration, demolition, or reconstruction of the Building shall be required (whether or not the Premises shall have been damaged or rendered untenantable), then in any of such events, Landlord may, not later than sixty (60) days following the date of the damage, give Tenant a notice in writing terminating this Lease. If this Lease is so terminated, the Term shall expire upon the tenth (10th) day after such notice is given, and Tenant shall vacate the Premises and surrender the same to Landlord. Upon the termination of this Lease under the conditions provided for in this Section 11.2, Tenant's liability for Fixed Rent and Additional Rent shall cease as of the date of such fire or other casualty, and any prepaid portion of Fixed Rent or Additional Rent for any period after such date shall be refunded by Landlord to Tenant. As used in this Lease, the Premises shall be deemed "untenantable" in the event that a portion of the Premises shall have been damaged to the extent that Tenant is unable to reasonably conduct its business in the undamaged portion of the Premises.

          SECTION 11.3 If the Premises are damaged by fire or other casualty and are rendered untenantable thereby, or if the Building or Core Building Systems shall be so damaged that Tenant shall be deprived of reasonable access to or use of the Premises sufficient, in Tenant's reasonable judgment, for the normal conduct of Tenant's business operations in the Premises, and Tenant has given timely notice thereof to Landlord pursuant to Section 11.1, then Landlord shall, within thirty (30) days following the date of the damage, deliver to Tenant an estimate prepared by a contractor or architect selected by Landlord (the "Restoration Estimate") of the date by which such contractor or architect believes the Base Building Restoration shall be Substantially Completed. If the Restoration Estimate shall indicate that the Base Building Restoration shall not be Substantially Completed on or before the date which shall be six (6) months following the date of such damage or destruction, then either Landlord or Tenant shall have the right to terminate this Lease by giving written notice (the "Termination Notice") to other not later than thirty (30) days following receipt of the Restoration Estimate. If either party shall timely deliver a Termination Notice, then this Lease shall be deemed canceled and terminated as of the date of the giving of the Termination Notice as if such date were the Expiration Date, and Fixed Rent and Additional Rent shall be apportioned and shall be paid or refunded, as the case may be up to and including the date of such termination.

          SECTION 11.4 Anything contained in this Article 11 to the contrary notwithstanding, in the event of a catastrophic casualty event such that it is impossible in Tenant's reasonable determination for the Base Building Restoration to be completed within six (6) months, then Tenant may immediately vacate the Premises, surrender same to Landlord in the condition required by this Lease and terminate this Lease. Upon the termination of this Lease under the conditions provided for in this Section 11.4, Tenant's liability for Fixed Rent and Additional Rent shall cease as of the date of such casualty, and any prepaid portion of Fixed Rent or Additional Rent for any period after such date shall be refunded by Landlord to Tenant.

          SECTION 11.5 Subject to any applicable Legal Requirements which shall supersede the provisions of this Article 11, this Article 11 constitutes an express agreement governing any case of damage or destruction of the Premises or the Building by fire or other casualty, and any applicable law which provides for such contingency in the absence of an express agreement now or hereafter in force shall have no application in any such case.

ARTICLE 12 EMINENT DOMAIN

          SECTION 12.1 If (a) all of the floor area of the Premises or so much thereof as shall render the Premises untenantable or, in Tenant's reasonable judgment, unsuitable for the conduct of Tenant's business as such business was being conducted immediately prior thereto, shall be acquired or condemned for any public or quasi-public use or purpose, or (b) a portion of the Property, not including the Premises, shall be so acquired or condemned, but by reason of such acquisition or condemnation, Tenant no longer has means of access to the Premises, then this Lease and the Term shall end as of the date of the vesting of title with the same effect as if that date were the Expiration Date. In the event of any termination of this Lease and the Term pursuant to the provisions of this Article 12, Fixed Rent and Additional Rent shall be apportioned as of the date of sooner termination and any prepaid portion of Fixed Rent or Additional Rent for any period after such date shall be refunded by Landlord to Tenant.

          SECTION 12.2 In the event of any such acquisition or condemnation of all or any part of the Property, Landlord shall be entitled to receive the entire award for any such acquisition or condemnation. Tenant shall have no claim against Landlord or the condemning authority for the value of any unexpired portion of the Term or Tenant Alterations, and Tenant hereby expressly assigns to Landlord all of its right in and to any such award. Nothing contained in this Section 12.2 shall be deemed to prevent Tenant from making a separate claim in any condemnation proceedings for the then value of any Tenant's Property included in such taking and for any moving expenses, provided such award shall be made by the condemning authority in addition to, and shall not result in a reduction of, the award made by it to Landlord.

          SECTION 12.3 If only a part of the Property shall be so acquired or condemned and the remaining portion thereof is reasonably feasible (in the reasonable opinion of Tenant) to permit the Tenant to continue its operation as a Mission Critical Data Center, then, subject to Section 12.1, this Lease and the Term shall continue in force and effect. If a part of the Premises shall be so acquired or condemned and this Lease and the Term shall not be terminated, Landlord, at Landlord's expense, shall restore that part of the Premises not so acquired or condemned so as to constitute tenantable Premises. From and after the date of the vesting of title, Fixed Rent and Additional Rent shall be reduced in the proportion which the area of the part of the Premises so acquired or condemned bears to the total area of the Premises immediately prior to such acquisition or condemnation.

ARTICLE 13 ASSIGNMENT AND SUBLETTING

          SECTION 13.1 Except as otherwise expressly provided in this Lease, Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage, pledge, encumber, or otherwise transfer this Lease, nor sublet (nor modify, amend or extend a sublease), nor suffer, nor permit the Premises, or any part thereof to be used or occupied by others without the Approval of Landlord in each instance.


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

In no event shall any permitted subtenant assign or encumber its sublease or further sublet all or any portion of its sublet space, or otherwise suffer or permit the sublet space or any part thereof to be used or occupied by others, without Landlord's Approval in each instance. Any assignment, sublease, mortgage, pledge, encumbrance or transfer in contravention of the provisions of this Article 13 shall be void.

          SECTION 13.2 If Tenant shall, at any time or from time to time, during the Term desire to assign this Lease or sublet all or part of the Premises, Tenant shall give notice (a "Tenant's Notice") thereof to Landlord, which Tenant's Notice shall set forth: (a) with respect to an assignment of this Lease, the date Tenant desires the assignment to be effective and any consideration Tenant would receive under such assignment, (b) with respect to a sublet of all or a part of the Premises (i) the dates upon which Tenant desires the sublease term to commence and expire, (ii) the rental rate and other material business terms upon which Tenant would sublet such premises, and (iii) a description of the Premises showing the portion to be sublet, the effective or commencement date of which shall be not less than thirty (30) nor more than one hundred and eighty (180) days after the giving of such notice, (c) a statement setting forth in reasonable detail the identity of the proposed assignee or subtenant, the nature of its business and its proposed use of the Premises, (d) current financial information with respect to the proposed assignee or subtenant, including its most recent financial report, (e) a true and complete copy of the proposed assignment or sublease and any other agreements relating thereto, and (f) an agreement by Tenant to indemnify Landlord against liability resulting from any claims that may be made against Landlord by the proposed assignee or subtenant or by any brokers or other Persons claiming a commission or similar compensation in connection with the proposed assignment or sublease. Tenant's Notice shall be deemed an offer from Tenant to Landlord whereby Landlord (or Landlord's designee) may, at its option (except in the case of an assignment or sublease pursuant to Section 13.9): (A) terminate this Lease as to the entire Premises in the event of a proposed assignment or a proposal sublease of all or substantially all of the Premises; or (B) terminate this Lease only as to the relevant portion(s) of the Premises in the event of a sublease of less than all or substantially all of the Premises but only if such sublease is for all or substantially all of the remaining Term of this Lease (including any Extension Option but only if Tenant has irrevocably exercised such Extension Option). Either such option may be exercised by Landlord by notice given to Tenant at any time within thirty (30) days after Tenant's Notice has been given by Tenant to Landlord, and during such thirty (30) day period, Tenant shall not assign this Lease nor sublet such space to any Person other than Landlord.

          SECTION 13.3 If Landlord exercises its option to terminate this Lease with respect to all or a portion of the Premises pursuant to Section 13.2 hereof, then this Lease shall end and expire (or be modified to reduce the size of the Premises) on the date that such assignment or sublease was to be effective or commence, as the case may be, and the Fixed Rent and Additional Rent due hereunder shall be paid and apportioned to such date. In such event, Landlord and Tenant, upon request of either party, shall enter into an amendment of this Lease ratifying and confirming such total or partial termination, and setting forth appropriate modifications, if any, to the terms and provisions hereof. Following such termination, Landlord shall be free to and shall have no liability to Tenant if Landlord should lease the Premises (or any part thereof) to Tenant's prospective assignee or subtenant.

          SECTION 13.4 In the event Landlord does not exercise the option provided to it pursuant to Section 13.2 hereof, and provided that no Event of Default shall have occurred and be continuing under this Lease as of the time Landlord's Approval is requested by Tenant, Landlord's Approval to the proposed assignment or sublease shall not be unreasonably withheld and shall be given or denied during the thirty (30) day period under Section 13.2; provided, however, that:

          (a) Tenant shall have complied with the provisions of Section 13.2 hereof and Landlord shall not have exercised any of its options thereunder within the time permitted therefore;

          (b) Tenant shall have furnished Landlord with the name and address of the proposed assignee or subtenant and its principals, financial statements for the proposed assignee or subtenant and proof satisfactory to Landlord evidencing that the proposed assignee or subtenant is experienced in and will secure personnel reasonably experienced in the data center business being conducted at the demised premises as permitted under the terms of this lease;

          (c) in Landlord's reasonable judgment, the proposed assignee or subtenant is engaged in a business or activity, and the Premises, or the relevant part thereof, will be used in a manner, which does not violate the restrictions set forth in Article 2 hereof;

          (d) in Landlord's reasonable discretion, the proposed assignee or subtenant and its proposed use of the Premises is consistent with the use of the Premises as a Mission Critical Data Center and will not adversely affect security or operation of the Building;

          (e) the proposed assignee or subtenant: (i) is of sufficient financial worth considering the responsibility involved (which shall include that it then has at least a credit profile by the major credit reporting agencies such as Moody's, Standard & Poor and Dun & Bradstreet at least equal to that of Original Tenant on the date of this Lease), and Landlord has been furnished with reasonable evidence thereof; and (ii) the proposed subtenant and its proposed use of the Premises will not require greater services from Landlord and will not increase the cost of operating the Building.

          (f) in the event Landlord has space in the Building which is or after renovation would be reasonably comparable and available for lease, then (i) neither the proposed assignee or subtenant nor any of its Affiliates is then an occupant of any part of the Building, and (ii) the proposed assignee or subtenant is not a Person (or Affiliate of a Person) with whom Landlord or Landlord's agent is then, or has been within the previous six (6) month period, engaging in bona fide negotiations (as evidenced by a tour of the Building, a draft lease, a term sheet or a letter of intent) in connection with rental of space in the Building;

          (g) the form of the proposed sublease or assignment and assumption agreement and all related documents shall be reasonably satisfactory to Landlord and shall comply with the applicable provisions of this Article 13, and Tenant shall deliver a true and complete original, fully executed counterpart of such sublease or assignment and all related documents to Landlord promptly upon the execution and delivery thereof;

          (h) Tenant and its proposed subtenant or assignee, as the case may be, and any guarantor of this Lease or such sublease shall execute and deliver to Landlord an agreement, in form and substance satisfactory to Landlord, setting forth the terms and conditions upon which Landlord shall have granted its Approval to such assignment or subletting (provided such terms and conditions are consistent with the terms and conditions of this Article 13), and the agreement of Tenant and such subtenant or assignee, as the case may be, to be bound by the provisions of this Article 13;

          (i) there shall not be more than three (3) occupants of the Premises (considering Tenant and its Affiliates which are not separately demised as one occupant);

          (j) the amount of the aggregate rent to be paid by the proposed subtenant shall not be less than the then current fair market rent for the Useable Square Feet in the Premises, determined as though the Premises were vacant (and taking into account all relevant facts regarding the Premises and the rights to be afforded to the assignee or subtenant), and the rental and other terms and conditions of the sublease shall be substantially the same as those contained in Tenant's Notice;

          (k) Tenant shall reimburse Landlord, as Additional Rent upon demand, for (A) the reasonable out-of-pocket costs and expenses incurred by Landlord in connection with the assignment or sublease, including the costs of making investigations as to the acceptability of the proposed assignee or subtenant and the cost of reviewing plans and specifications proposed to be made in connection therewith, and (B) Landlord's reasonable legal fees and disbursements incurred in connection with the granting of any requested Approval and the preparation of Landlord's Approval to the sublease or assignment;

          (l) Tenant shall not have (i) advertised or publicized in any way the availability of the Premises without Landlord's Approval, or (ii) listed the Premises for sublease or assignment with a broker, agent or otherwise at a rental rate less than the Fixed Rent and Additional Rent at which Landlord is then offering to lease comparable space in the Building which is or after renovation could be reasonably comparable and available for lease;

          (m) the proposed occupancy shall not impose a materially increased burden upon services to be supplied by Landlord to Tenant, unless Tenant and such proposed subtenant or assignee shall agree with Landlord in writing to pay the costs of such additional services; and

          (n) the proposed subtenant or assignee shall not be entitled, directly or indirectly, to diplomatic or sovereign immunity and shall be subject to the service of process in, and the jurisdiction of the courts of the Commonwealth of Massachusetts.

Each sublease pursuant to this Section 13.4 shall be subject to all of the covenants, agreements, terms, provisions and conditions contained in this Lease. If Landlord shall decline to give its Approval to any proposed assignment or sublease, or if Landlord shall exercise its option under Section 13.2 hereof, Tenant shall indemnify, defend and hold harmless Landlord against and from any and all losses, liabilities, damages, costs and expenses (including reasonable attorneys' fees and disbursements) resulting from any claims that may be made against Landlord by the proposed assignee or subtenant arising from or in connection with such proposed assignment or sublease, or by any brokers or other Persons (with whom Tenant or its proposed assignee or subtenant may have dealt) claiming a commission or similar compensation in connection with the proposed assignment or sublease.

          SECTION 13.5 When requesting Landlord's consent, Tenant shall supply all such information as may reasonably be required for Landlord to review the business reputation and financial condition of the proposed Transferee.

          SECTION 13.6 In the event that (a) Landlord fails to exercise its option under Section 13.2 hereof and Approves a proposed assignment or sublease, and (b) Tenant fails to execute and deliver the assignment or sublease which Landlord Approved within one hundred eighty (180) days after the giving of such Approval, then, Tenant shall again comply with all of the provisions and conditions of Section 13.2 hereof before assigning this Lease or subletting all or part of the Premises.

          SECTION 13.7 With respect to each and every sublease authorized by Landlord under the provisions of this Lease, it is further agreed that: (a) no sublease shall be for a term ending later than one (1) day prior to the Expiration Date of this Lease (as the same may be extended); (b) no sublease shall be delivered, and no subtenant shall take possession of the Premises or any part thereof, until an executed counterpart of such sublease has been delivered to Landlord and Approved by Landlord; and (c) each sublease shall be subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and each subtenant by entering into a sublease is deemed to have agreed that in the event of termination, re-entry or dispossession by Landlord under this Lease, Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublandlord, under such sublease, and such subtenant shall, at Landlord's option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be (i) liable for any previous act or omission of Tenant under such sublease, (ii) subject to any counterclaim, offset or defense, not expressly provided in such sublease, which theretofore accrued to such subtenant against Tenant, (iii) bound by any previous modification of such sublease or by any previous prepayment of more than one month's Fixed Rent or of any Additional Rent unless previously Approved by Landlord, or (iv) obligated to perform any work in the subleased space or to prepare it for occupancy; and in connection with such attornment, the subtenant shall execute and deliver to Landlord any instruments Landlord may reasonably request to evidence and confirm such attornment. Each subtenant or licensee of Tenant shall be deemed, automatically upon and as a condition of its occupying or using the Premises or any part thereof, to have agreed to be bound by the terms and conditions set forth in this Article 13. The provisions of this
Article 13 shall be self-operative and no further instrument shall be required to give effect to this provision.

          SECTION 13.8 If Landlord shall Approve any assignment of this Lease or any sublease (other than an assignment or sublease pursuant to Section 13.9 hereof), or if Tenant shall enter into any other assignment or sublease permitted hereunder, Tenant shall, in consideration therefor, pay to Landlord, as Additional Rent:

          (a) in the case of an assignment, on the effective date of the assignment, an amount equal to fifty percent (50%) of (i) all sums and other consideration paid to Tenant by the assignee for or by reason of such assignment (including sums paid for Tenant's Property, less, in the case of a sale thereof, the then market value thereof) less (ii) all out-of-pocket expenses reasonably and actually incurred by Tenant in entering into the assignment, such as customary real estate brokerage commissions, reasonable attorneys' fees, and the cost of improvements or alterations made by Tenant expressly and solely for the purpose of preparing the Premises for such assignment; and less (iii) the unamortized value of Tenant's Alterations; or

          (b) in the case of a sublease, an amount equal to fifty percent (50%) of (i) all rents, additional charges or other consideration payable to Tenant under the sublease in excess of the Fixed Rent and Additional Rent accruing during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Tenant hereunder with respect to the particular type of space) pursuant to the terms hereof (including sums paid for the sale or rental of Tenant's Property, less, in the case of the sale thereof, the then market value thereof) less (ii) all expenses reasonably and actually incurred by Tenant in entering into the sublease, such as customary real estate brokerage commissions, reasonable attorneys' fees, and the cost of improvements or alterations made by Tenant expressly and solely for the purpose of preparing the subleased space for such subtenancy and the value of any so-called free rent or tenant allowances, and less (iii) the unamortized value of Tenant's Alterations. The sums payable under this clause shall be paid by Tenant to Landlord as Additional Rent as and when payable by the subtenant to Tenant.

          SECTION 13.9 If Tenant is a partnership, corporation, limited liability company, trust, entity or other than a natural Person, then the transfer during the Term of this lease of more than forty-nine percent (49%) in the aggregate of the beneficial ownership of Tenant or the issuance of any additional shares or partnership or membership interests to the extent of more than 49% in the aggregate of the beneficial ownership of Tenant hereunder, or any merger, consolidation or combination of Tenant with any other entity or any transfer of this Lease by operation of law or otherwise shall constitute an assignment of this Lease; provided, however, that (a) if Tenant is a publicly-traded corporation, the foregoing shall not apply to transfers of publicly-traded stock in the ordinary course of such public trading, and (b) transactions with a corporation or other entity into or with which Tenant is merged or consolidated or to which substantially all of Tenant's assets are transferred shall not be deemed an assignment hereunder so long as (i) such transfer is for a legitimate independent business purpose and not for the principal purpose of transferring this Lease, (ii) the successor to Tenant then has at least: (A) an equity market capitalization determined in accordance with GAAP consistently applied at least equal to that of Original Tenant on the date of this Lease, (B) cash flow from operations determined in accordance with GAAP consistently applied at least equal to that of Original Tenant on the date of this Lease and (C) a credit profile by the major credit reporting agencies such as Moody's, Standard & Poor and Dun & Bradstreet at least equal to that of Original Tenant on the date of this Lease, and (iii) proof satisfactory to Landlord of the foregoing shall have been delivered to Landlord at least ten
(10) days prior to the effective date of any such transaction.

          SECTION 13.10 (a) Notwithstanding anything to the contrary set forth in this Lease, Tenant may, without Landlord's Approval, but upon not less than ten (10) days' prior notice to Landlord and only upon compliance with this
Article 13, permit any Affiliate of Tenant to sublet all or any portion of the Premises (i.e., including all then-existing Affiliate subleases) for any Permitted Use, provided that no Event of Default shall then have occurred and be continuing and provided, however, that should such Affiliate thereafter cease to be an Affiliate of Tenant, such cessation shall be considered an assignment of this Lease for which Landlord's Approval is required. Such sublease shall not be deemed to vest in any such Affiliate any right or interest in this Lease or the Premises nor shall it relieve, release, impair or discharge any of Tenant's obligations hereunder, which shall be joint and several with such Affiliate.

          (b) Notwithstanding anything to the contrary set forth in this Lease, Tenant may, with Landlord's reasonable Approval, assign this Lease to any Affiliate of Tenant for any Permitted Use, provided that no Event of Default shall then have occurred and be continuing, and provided, however, that should such Affiliate thereafter cease to be an Affiliate of Tenant, such cessation shall be considered an assignment of this Lease for which compliance with all this Article 13 is required. Any assignment pursuant to this Section 13.10(b) shall not relieve, release, impair or discharge any of Tenant's obligations hereunder, which shall be joint and several with such Affiliate.

          SECTION 13.11 (a) Any assignment or transfer, whether made with Landlord's Approval pursuant to Section 13.1 hereof or without Landlord's Approval to the extent permitted under Section 13.10 hereof, shall be made only if, and shall not be effective until the assignee shall execute, acknowledge and deliver to Landlord an agreement in form and substance reasonably satisfactory to Landlord whereby the assignee shall assume the obligations of this Lease on the part of Tenant to be performed or observed from and after the effective date of such assignment or transfer, and whereby the assignee shall agree that the provisions in Section 13.1 hereof shall, notwithstanding such assignment or transfer, continue to be binding upon it in respect of all future assignments and transfers. Any assignment or transfer made in violation of the provisions of this Article 13 shall be void and of no force and effect.

          (b) The joint and several liability of Tenant and any immediate or remote successor in interest of Tenant and the due performance of the obligations of this Lease on Tenant's part to be performed or observed shall not be discharged, released or impaired in any respect by any agreement or stipulation made by Landlord, or any grantee or assignee of Landlord by way of mortgage or otherwise, extending the time, or modifying any of the obligations of this Lease, or by any waiver or failure of Landlord, or any grantee or assignee of Landlord by way of mortgage or otherwise to enforce any of the obligations of this Lease.

          (c) If this Lease be assigned, whether or not in violation of the provisions of this Lease, Landlord may collect rent from the assignee. If the Premises or any part thereof are licensed, sublet or used or occupied by anybody other than Tenant, whether or not in violation of this Lease, Landlord may collect rent from the subtenant or occupant upon an Event of Default by Tenant. In either event, Landlord shall apply the net amount collected to the fixed annual rent and additional rent in this Lease reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of this Lease, or the acceptance of the assignee, subtenant, licensee or occupant as tenant, or as a release of Tenant from the performance by Tenant of Tenant's obligations under this Lease. The consent by Landlord to any assignment, mortgaging, subletting, licensing or use or occupancy by others shall not in any way be considered to relieve Tenant from obtaining the express written consent of Landlord to any other or further assignment, mortgaging or subletting or use or occupancy by others not expressly permitted by this Article.

          (d) Tenant covenants that, notwithstanding any assignment, subletting or transfer, whether or not in violation of the provisions of this Lease, and notwithstanding the acceptance of fixed annual rent and/or additional rent by Landlord from an assignee, subtenant, transferee, licensee, or any other party, Tenant shall remain fully and personally liable for the payment of the fixed annual rent and additional rents and for the other obligations of this Lease on the part of Tenant to be performed or observed. Any violation of any provision of this Lease by any assignee, subtenant or other occupant shall be deemed a violation by the Original Tenant, the then subtenant or assignee and any other persons who at any time was or were subtenant or assignee, it being the intention and meaning that the Original Tenant, the then subtenant or assignee and any other person(s) who at any time was or were subtenant or assignee shall all be liable to Landlord (to the extent that any liability theretofore existed) for any and all acts and omissions of any and all assignees, subtenants and other occupants of the Premises.

ARTICLE 14 ACCESS TO PREMISES

          SECTION 14.1 Subject to the provisions of Section 5.3, Tenant shall permit Landlord, Landlord's agents, and public utilities servicing the Building to erect, use and maintain concealed ducts, pipes and conduits in and through the Premises. Landlord and Landlord's agents, shall have the right to enter the Premises at all reasonable times upon forty-eight (48) hours' prior notice (except no such prior notice shall be required in case of a condition posing an imminent threat of harm to persons or property), which notice may be oral, to examine the same, to show them to prospective purchasers, Mortgagees, Lessors or lessees of all or any part of the Building and their respective agents and representatives or prospective tenants of the Premises, and to make such repairs, alterations, improvements or additions (a) as Landlord may deem reasonably necessary or desirable to the Premises or to any other portion of the Property, or (b) which Landlord may elect to perform following Tenant's failure to make repairs or perform any work which Tenant is obligated to make or perform under this Lease, or (c) for the purpose of complying with Legal Requirements, and Landlord shall be allowed to take all material into and upon the Premises that may be reasonably required therefor without the same constituting an eviction or constructive eviction of Tenant in whole or in part and Fixed Rent and Additional Rent will not be abated while said repairs, alterations, improvements or additions are being made, by reason of loss or interruption of business of Tenant, or otherwise, unless caused by Landlord's gross negligence or willful misconduct. Landlord covenants and agrees, in exercising its rights under this Article 14, to use commercially reasonable efforts to minimize interference with Tenant's use and enjoyment of the Premises.

          SECTION 14.2 If Tenant shall not be present when for any reason entry into the Premises shall be necessary or permissible, Landlord or Landlord's agents may enter the same without rendering Landlord or such agents liable therefor (if during such entry Landlord or Landlord's agents shall accord reasonable care to Tenant's property), and without in any manner affecting this Lease. Nothing in this Lease contained, however, shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever for the care, supervision or repair of the Building or any part thereof, other than as in this Lease provided.

          SECTION 14.3 Subject to Section 5.3, Landlord shall have the right from time to time to alter the Building and, without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefore provided that after such alteration Tenant has the use of facilities that are similar to and provide substantially the same benefits to Tenant as existed before such alteration to the extent same are reasonably required for Tenant to operate its Mission Critical Data Center in the Premises, to change the arrangement or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets, or other public parts of the Building and to change the name, number or designation by which the Building is commonly known. All parts (except surfaces facing the interior of the Premises) of all walls, windows and doors bounding the Premises (including exterior Building walls, exterior corridor walls, exterior doors and entrances other than doors and entrances solely servicing the Premises), all balconies, terraces and roofs adjacent to the Premises, all space in or adjacent to the Premises used for shafts, stacks, stairways, chutes, pipes, conduits, ducts, fan rooms, heating, air cooling, plumbing and other mechanical facilities, service closets and other Building facilities are not part of the Premises, and Landlord shall have the use thereof, as well as access thereto through the Premises for the purposes of operation, maintenance, alteration and repair thereto provided such access does not cause a material adverse effect on Tenant's use and operations or Tenant's rights under this Lease.

          SECTION 14.4 Any reservation of a right by Landlord to enter upon the Premises and to make or perform any repairs, restorations and replacements, Alterations or other work in, to or about the Premises which, in the first instance, is the obligation of Tenant pursuant to this Lease, shall not be deemed to: (a) impose any obligation on Landlord to do so, (b) render Landlord liable (to Tenant or any third party) for the failure to do so, or (c) relieve Tenant from any obligation to indemnify Landlord as otherwise provided elsewhere in this Lease.

ARTICLE 15 CERTIFICATE OF OCCUPANCY

          SECTION 15.1 Tenant shall not at any time use or occupy the Premises in violation of the certificate of occupancy at such time issued for the Premises or for the Building and in the event that any Governmental Authority shall hereafter contend or declare by notice, violation, order or in any other manner whatsoever that the Premises are used for a purpose which is a violation of such certificate of occupancy, Tenant shall upon thirty (30) days' written notice (or such shorter period as may be required under applicable Legal Requirements from Landlord or any Governmental Authority, immediately discontinue such use of the Premises.

ARTICLE 16 DEFAULT

          SECTION 16.1 Each of the following events shall be an "Event of Default" under this Lease:

          (a) if Tenant defaults in the payment when due of any installment of Fixed Rent and such default continues for a period of ten (10), or if Tenant defaults in the payment when due of Additional Rent and such default continues for a period of five (5) days after notice thereof from Landlord; provided, however, that if Tenant shall default in the timely payment of Fixed Rent or Additional Rent, and any such default shall occur for more than two (2) consecutive months or more than three (3) times in any period of twenty-four
(24) months, then notwithstanding that such defaults shall have each been cured within the applicable period provided above, upon any further monetary default, Landlord may serve a notice of termination upon Tenant without affording to Tenant an opportunity to cure such further default; or

          (b) if Tenant's interest in this Lease is transferred in violation of
Article 13 hereof; or

          (c) if the Premises or a substantial portion thereof becomes vacant or abandoned; or

          (d) (i) if Tenant admits in writing its inability to pay its debts as they become due; (ii) if Tenant commences or institutes any case proceeding or other action (A) seeking relief as a debtor, or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts under any existing or future Legal Requirements of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property;
(iii) if Tenant makes a general assignment for the benefit of creditors; or (iv) if any case, proceeding or other action is commenced or instituted against Tenant (A) seeking to have an order for relief entered against it as debts, or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts under any existing or future Legal Requirements of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, which either (1) results in any such entry of an order for relief, adjudication of bankruptcy or insolvency or such an appointment or the issuance or entry of any other order having a similar effect or (2) remains undismissed for a period of one hundred twenty (120) days; (v) if any case, proceeding or other action is commenced or instituted against Tenant seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its property which results in the entry of an order for any such relief which has not been vacated, discharged, or stayed or bonded pending appeal within one hundred twenty (120) days from the entry thereof; (vi) if Tenant takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in Sections 16.1(d) (ii), (iii), (iv) or (v); or (vii) if a trustee, receiver or other custodian is appointed for any substantial part of the assets of Tenant, which appointment is not vacated or effectively stayed within sixty (60) days, or if any such vacating or stay does not thereafter remain in effect; or

          (e) if Tenant defaults in the observance or performance of any other term, covenant or condition of this Lease on Tenant's part to be observed or performed and Tenant fails to remedy such default within thirty (30) days after notice by Landlord to Tenant of such default, or, if such default is of such a nature that it cannot be completely remedied within said period of thirty (30) days, if Tenant fails to commence to remedy such default within such thirty (30) day period, or fails thereafter to diligently prosecute to completion all steps necessary to remedy such default; provided, however, that if Tenant shall default in the observance or performance of any term, covenant or condition of this Lease more than two (2) times in any period of twenty-four (24) months, then notwithstanding that such defaults shall have each been cured within the applicable period provided above, upon any further default, Landlord may serve a three (3) days' notice of termination upon Tenant without affording to Tenant an opportunity to cure such further default; and

          (f) if Tenant or any Affiliate of Tenant defaults beyond applicable grace and notice periods in the payment of any fixed rent, or additional rent or other sums due or in the timely performance of any obligations or under any other lease of space, license agreement or similar document in the Building, or if any such lease, license agreement or similar document is terminated by Landlord or any Affiliate of Landlord as a result of a default by the tenant, licensee or any party thereunder after applicable notice and grace periods.

          SECTION 16.2 If an Event of Default occurs, Landlord may at any time thereafter give written notice to Tenant stating that this Lease and the Term shall expire and terminate on the date specified in such notice, which date shall not be less than three (3) days after the giving of such notice. If Landlord gives such notice, this Lease and the Term and all rights of Tenant under this Lease shall expire and terminate as if the date set forth in such notice were the stated Expiration Date and Tenant immediately shall quit and surrender the Premises, but Tenant shall remain liable as in this Leaseafter provided. Anything contained in this Lease to the contrary notwithstanding, if such termination shall be stayed by order of any court having jurisdiction over any proceeding described in Section 16.1(d), or by federal or state statute, then, following the expiration of any such stay, or if the trustee appointed in any such proceeding, Tenant or Tenant as debtor-in-possession shall fail to assume Tenant's obligations under this Lease within the period prescribed therefor by Legal Requirements or within one hundred twenty (120) days after entry of the order for relief or as may be allowed by the court, or if said trustee, Tenant or Tenant as debtor-in-possession shall fail to provide adequate protection of Landlord's right, title and interest in and to the Premises or adequate assurance of the complete and continuous future performance of Tenant's obligations under this Lease Landlord, to the extent permitted by Legal Requirements or by leave of the court having jurisdiction over such proceeding, shall have the right, at its election, to terminate this Lease on seven (7) days' notice to Tenant, Tenant as debtor-in-possession or said trustee and upon the expiration of said seven (7) day period this Lease shall cease and expire as set forth above and Tenant, Tenant as debtor-in-possession or said trustee shall immediately quit and surrender the Premises as aforesaid.

          SECTION 16.3 If, at any time, (a) Tenant shall be comprised of two (2) or more Persons, (b) Tenant's obligations under this Lease shall have been guaranteed by any Person other than Tenant, or (c) Tenant's interest in this Lease shall have been assigned, the word "Tenant" as used in Section 16.1(d), shall be deemed to mean any one or more of the Persons primarily or secondarily liable for Tenant's obligations constituting Tenant under this Lease. Any monies received by Landlord from or on behalf of Tenant during the pendency of any proceeding of the types referred to in Section 16.1(d) shall be deemed paid as compensation for the use and occupation of the Premises and the acceptance of any such compensation by Landlord shall not be deemed an acceptance of Fixed Rent and/or Additional Rent or a waiver on the part of Landlord of any rights under this Lease.

ARTICLE 17 REMEDIES AND DAMAGES

          SECTION 17.1 (a) If an Event of Default shall occur: (i) Tenant shall quit and peacefully surrender the Premises to Landlord, and Landlord and its agents may immediately, or at any time after such Event of Default or after the date upon which this Lease and the Term shall expire and come to an end, re-enter the Premises or any part thereof, without notice, either by summary proceedings, or by any other applicable action or proceeding, or by legal force or other legal means (without being liable to indictment, prosecution or damages therefor), and may repossess the Premises and dispossess Tenant and any other Persons from the Premises and remove any and all of their property and effects from the Premises; and (ii) Landlord, at Landlord's option, may relet the whole or any part or parts of the Premises from time to time, either in the name of Landlord or otherwise, to such tenant or tenants, for such term or terms ending before, on or after the Expiration Date, at such rental or rentals and upon such other conditions, which may include concessions and free rent periods, as Landlord, in its sole discretion, may determine; provided, however, that Landlord shall have no obligation to relet the Premises or any part thereof and shall in no event be liable for refusal or failure to relet the Premises or any part thereof, or, in the event of any such reletting, for refusal or failure to collect any rent due upon any such reletting, and no such refusal or failure shall operate to relieve Tenant of any liability under this Lease or otherwise affect any such liability, and Landlord, at Landlord's option, may make such repairs, replacements, alterations, additions, improvements, decorations and other physical changes in and to the Premises as Landlord, in its sole discretion, considers advisable or necessary in connection with any such reletting or proposed reletting, without relieving Tenant of any liability under this Lease or otherwise affecting any such liability.

          (b) Tenant hereby waives the service of any notice of intention to re-enter or to institute legal proceedings to that end which may otherwise be required to be given under any present or future Legal Requirements. Tenant, on its own behalf and on behalf of all Persons claiming through or under Tenant, including all creditors, does further hereby waive any and all rights which Tenant and all such Persons might otherwise have under any present or future Legal Requirements to redeem the Premises, or to re-enter or repossess the Premises, or to restore the operation of this Lease, after (i) Tenant shall have been dispossessed by a judgment or by warrant of any court or judge, (ii) any re-entry by Landlord, or (iii) any expiration or termination of this Lease and the Term, whether such dispossess, re-entry, expiration or termination shall be by operation of law or pursuant to the provisions of this Lease. The words "re-enter," "re-entry" and "re-entered" as used in this Lease shall not be deemed to be restricted to their technical legal meanings. In the event of a breach or threatened breach by Tenant, or any Persons claiming through or under Tenant, of any term, covenant or condition of this Lease, Landlord shall have the right to enjoin such breach and the right to invoke any other remedy allowed by Legal Requirements or in equity as if re-entry, summary proceedings and other special remedies were not provided in this Lease for such breach. The rights to invoke the remedies in this Leasebefore set forth are cumulative and shall not preclude Landlord from invoking any other remedy allowed at law or in equity.

          SECTION 17.2 (a) If this Lease and the Term shall expire and come to an end as provided in Article 16, or by or under any summary proceeding or any other action or proceeding, or if Landlord shall re-enter the Premises as provided in Section 17.1, or by or under any summary proceeding or any other action or proceeding, then, in any of such events:

               (i) Tenant shall pay to Landlord all Fixed Rent and Additional Rent payable under this Lease by Tenant to Landlord to the date upon which this Lease and the Term shall have expired and come to an end or to the date of re-entry upon the Premises by Landlord;

               (ii) Tenant also shall be liable for and shall pay to Landlord, as damages, any deficiency (the "Deficiency" or "Deficiencies") between (A) Fixed Rent and Additional Rent for the period which otherwise would have constituted the unexpired portion of the Term (conclusively presuming the Additional Rent for each year thereof to be the same as was payable for the year immediately preceding such termination or re-entry), and (B) the net amount, if any, of rents collected under any reletting effected pursuant to the provisions of Section 17.1(a)(ii) for any part of such period (first deducting from the rents collected under any such reletting all of Landlord's expenses in connection with the termination of this Lease, Landlord's re-entry upon the Premises and with such reletting including all repossession costs, brokerage commissions, legal expenses, reasonable attorneys' fees and disbursements, alteration costs and other expenses of preparing the Premises for such reletting). Tenant shall pay the Deficiency in monthly installments on the days specified in this Lease for payment of installments of Fixed Rent, and Landlord shall be entitled to recover from Tenant each monthly Deficiency as the same shall arise. No suit to collect the amount of the Deficiency for any month shall prejudice Landlord's right to collect the Deficiency for any subsequent month by a similar proceeding; and

               (iii) whether or not Landlord shall have collected any monthly Deficiency as aforesaid, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord, on demand, in lieu of any further Deficiency as and for liquidated and agreed final damages, a sum equal (A) to the amount by which the Fixed Rent and Additional Rent for the period which otherwise would have constituted the unexpired portion of the Term (conclusively presuming the Additional Rent for each year thereof to be the same as was payable for the year immediately preceding such termination or re-entry) exceeds (B) the then fair and reasonable rental value of the Premises, including Additional Rent for the same period, both discounted to present value at the rate of four percent (4%) per annum less (C) the aggregate amount of Deficiencies previously collected by Landlord, pursuant to the provisions of
Section 17.2(a)(ii) for the same period. If, before presentation of proof of such liquidated damages to any court, commission or tribunal, Landlord shall have relet the Premises or any part thereof for the period which otherwise would have constituted the unexpired portion of the Term, or any part thereof, the amount of net rents collected in connection with such reletting shall be deemed, prima facie, to be the fair and reasonable rental value for the part or the whole of the Premises so relet during the term of the reletting.

          (b) If Landlord shall relet the Premises, or any part thereof, together with other space in the Building, the net rents collected under any such reletting and the expenses of any such reletting shall be equitably apportioned for the purposes of this Section 17.2. Tenant shall in no event be entitled to any rents collected or payable under any reletting, whether or not such rents shall exceed the Fixed Rent reserved in this Lease. Nothing contained in Article 16 or this Article 17 shall be deemed to limit or preclude the recovery by Landlord from Tenant of the maximum amount allowed to be obtained as damages by any statute or rule of Legal Requirements, or of any sums or damages to which Landlord may be entitled in addition to the damages set forth in this
Section 17.2.

          (c) In the event of a breach or threatened breach on the part of Tenant with respect to any of the covenants, agreements, terms, provisions or conditions on the part of or on behalf of Tenant to be kept, observed or performed, Landlord shall also have the right to obtain injunctive relief.

          (d) The specified remedies to which Landlord may resort under this Lease are cumulative and concurrent, and are not intended to be exclusive of each other or of any other remedies or means of redress to which Landlord may lawfully be entitled at any time, and Landlord may invoke any remedy allowed under this Lease or at law or in equity as if specific remedies were not in this Lease provided for, and the exercise by Landlord of any one or more of the remedies allowed under this Lease or in law or in equity shall not preclude the simultaneous or later exercise by the Landlord of any or all other remedies allowed under this Lease or in law or in equity.

ARTICLE 18 FEES AND EXPENSES

          SECTION 18.1 If an Event of Default shall occur under this Lease or if Tenant shall do or permit to be done any act or thing upon the Premises, the Building or the Property which would cause Landlord to be in default under any Superior Lease or Mortgage or any other document superior to this Lease, or if Tenant shall fail to comply with its obligations under this Lease and the preservation of property or the safety of any tenant, occupant or other Person is threatened, Landlord may, after reasonable prior notice to Tenant except in the event of an imminent threat of harm to persons or property where no notice is required, perform the same for the account of Tenant or make any expenditure or incur any obligation for the payment of money for the account of Tenant. All amounts expended by Landlord in connection with the foregoing, including reasonable attorneys' fees and disbursements in instituting, prosecuting or defending any action or proceeding or recovering possession, and the cost thereof, with interest thereon at the Default Rate, shall be deemed to be Additional Rent hereunder and shall be paid by Tenant to Landlord within thirty
(30) days of rendition of any bill or statement to Tenant therefore. Upon request, Landlord shall provide Tenant with reasonable supporting documentation of the costs incurred by Landlord.

ARTICLE 19 NO REPRESENTATIONS BY LANDLORD

          SECTION 19.1 Landlord and Landlord's agents have made no warranties, representations, statements or promises with respect to (a) the rentable and usable areas of the Premises or the Building, (b) the compliance with applicable Legal Requirements of the Premises, the Building or the Property, or (c) the suitability of the Premises or the Property for any particular use or purpose. No rights, easements or licenses are acquired by Tenant under this Lease, by implication or otherwise, except as expressly set forth in this Lease. This Lease (including any Exhibits referred to in this Lease and all supplementary agreements provided for in this Lease) contains the entire agreement between the parties and all understandings and agreements previously made between Landlord and Tenant are merged in this Lease, which alone fully and completely expresses their agreement. Tenant is entering into this Lease after full investigation, and is not relying upon any statement or representation made by Landlord not embodied in this Lease.

ARTICLE 20 END OF TERM

          SECTION 20.1 Upon the expiration or other termination of this Lease, Tenant shall quit and surrender to Landlord the Premises, vacant, broom-clean, in good order and condition, ordinary wear and tear and damages for which Tenant is not responsible under the terms of this Lease excepted, and Tenant shall remove all of Tenant's Property and any Tenant Alterations and Data Center Configuration Work from the Premises and the Property to the extent required under Section 3.3, and this obligation shall survive the expiration or sooner termination of the Term. If the last day of the Term or any renewal


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

or extension thereof falls on Saturday or Sunday, this Lease shall expire on the Business Day immediately preceding. Tenant expressly waives for itself and for any Person claiming through or under Tenant, any rights which Tenant or any such Person may have under the provisions of any applicable Legal Requirement then in force in connection with any holdover summary proceedings which Landlord may institute to enforce the foregoing provisions of this Article 20.

          SECTION 20.2 Tenant acknowledges that Tenant or any subtenant of Tenant remaining in possession of the Premises after the expiration or earlier termination of this Lease would create an unusual hardship for Landlord and for any prospective tenant. Tenant, therefore, covenants that if for any reason Tenant or any assignee or subtenant of Tenant shall fail to vacate and surrender possession of the Premises or any part thereof on or before the expiration or earlier termination of this Lease and the Term, then Tenant's continued possession of the Premises shall be as a month-to-month tenant, during which time, without prejudice and in addition to any other rights and remedies Landlord may have hereunder or at law, Tenant shall pay to Landlord for each month and for each portion of any month during which Tenant holds over, an amount equal to: (a) for the first thirty (30) days during which Tenant holds over, the total monthly amount of Fixed Rent and Additional Rent payable hereunder immediately prior to such termination (the "Existing Rent") multiplied by one hundred fifty percent (150%), and (b) two hundred percent (200%) of the Existing Rent thereafter. The provisions of this Section 20.2 shall not in any way be deemed to (i) permit Tenant to remain in possession of the Premises after the Expiration Date or sooner termination of this Lease or (ii) imply any right of Tenant to use or occupy the Premises upon expiration or termination of this Lease and the Term, and no acceptance by Landlord of payments from Tenant after the Expiration Date or sooner termination of the Term shall be deemed to be other than on account of the amount to be paid by Tenant in accordance with the provisions of this Article 20. Tenant's obligations under this Article shall survive the expiration or earlier termination of this Lease.

          SECTION 20.3 In addition to making all required payments of Fixed Rent and Additional Rent, Tenant shall, in the event of Tenant's failure to surrender the Premises upon the expiration or other termination of this Lease, as and in the manner aforesaid, also indemnify and hold Landlord harmless from and against any and all cost, expense, damage, claim, loss or liability resulting from any delay or failure by Tenant in so surrendering the Premises, including any consequential damages suffered by Landlord and any claims made by any succeeding occupant founded on such delay or failure, and any and all reasonable attorneys' fees, disbursements and court costs incurred by Landlord in connection with any of the foregoing.

          SECTION 20.4 Tenant's obligations under this Article 20 (including the indemnity) shall survive the expiration or earlier termination of this Lease.

ARTICLE 21 QUIET ENJOYMENT

          SECTION 21.1 Provided no Event of Default has occurred and is continuing, Tenant may peaceably and quietly enjoy the Premises without hindrance by Landlord or any Person lawfully claiming through or under Landlord subject to the terms and conditions of this Lease.

ARTICLE 22 NO WAIVER, NON-LIABILITY

          SECTION 22.1 No act or thing done by Landlord or Landlord's agents during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing and signed by Landlord. The delivery of keys to any employee of Landlord or of Landlord's agents shall not operate as a termination of this Lease or a surrender of the Premises. Any employee of Landlord or its agents to whom any property shall be entrusted by or on behalf of Tenant shall be deemed to be acting as Tenant's agent, with respect to such property and neither Landlord nor its agents shall be liable for any damage to property of Tenant or of others entrusted to employees of Landlord, or its agents, nor for the loss of or damage to any property of Tenant by theft or otherwise.

          SECTION 22.2 The failure of either parties to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease, or any of the Rules and Regulations, shall not prevent a subsequent act, which would have originally constituted a violation, from having all of the force and effect of an original violation. No provision of this Lease shall be deemed to have been waived by either party, unless such waiver is in writing signed by the party against whom the waiver is sought to be enforced. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly Fixed Rent or any Additional Rent shall be deemed to be other than on account of the next installment of Fixed Rent or Additional Rent, as the case may be, or as Landlord may elect to apply same, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Fixed Rent or Additional Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Fixed Rent or Additional Rent or pursue any other remedy in this Lease provided. Any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of this Lease in whole or in part unless such


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

executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

          SECTION 22.3 Unless caused by Landlord's gross negligence or willful misconduct, neither Landlord nor its agents shall be liable for any injury or damage to persons or property or interruption of Tenant's business resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow or leaks from any part of the Building or from the pipes, appliances or plumbing works or from the roof, street or subsurface or from any other place or by dampness or by any other cause of whatsoever nature; nor shall Landlord or its agents be liable for any such damage caused by other tenants or persons in the Building or caused by construction of any private, public or quasi-public work; nor shall Landlord be liable for any latent defect in the Premises or in the Building. Nothing in the foregoing shall affect any right of Landlord to the indemnity from Tenant to which Landlord may be entitled under Article 28 in order to recoup for payments made to compensate for losses of third parties.

ARTICLE 23 WAIVER OF TRIAL BY JURY

          SECTION 23.1 The respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, or for the enforcement of any remedy under any statute, emergency or otherwise. If Landlord commences any summary proceeding against Tenant, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding (unless failure to impose such counterclaim would preclude Tenant from asserting in a separate action the claim which is the subject of such counterclaim), and will not seek to consolidate such proceeding with any other action which may have been or will be brought in any other court by Tenant.

ARTICLE 24 INABILITY TO PERFORM

          SECTION 24.1 This Lease and the obligation of Tenant to pay Fixed Rent and Additional Rent hereunder and perform all of the other covenants and agreements hereunder on the part of Tenant to be performed will not be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease expressly or impliedly to be performed by Landlord or because Landlord is unable to make, or is delayed in making any repairs, additions, alterations, improvements or decorations or is unable to supply or is delayed in supplying any equipment or fixtures, if Landlord is prevented or delayed from so doing by reason of strikes or labor troubles or by accident, or by any cause whatsoever reasonably beyond Landlord's control, including laws, governmental preemption in connection with a national emergency or by reason of any Legal Requirements or by reason of the conditions of supply and demand which have been or are affected by war or other emergency but not by reason of Landlord's unavailability of funds or other financial difficulty by Landlord (collectively "Unavoidable Delays").

ARTICLE 25 BILLS AND NOTICES

          SECTION 25.1 Except as otherwise expressly provided in this Lease, any bills, statements, Approvals, notices, demands, requests or other communications given or required to be given under this Lease shall be in writing and shall be deemed sufficiently given or rendered if delivered by hand (against a signed receipt), sent by a nationally recognized overnight courier service, or sent by registered or certified mail (return receipt requested) (except that bills or demands for Rent may be sent by regular mail) and addressed:

          (a) if to Tenant, (i) at Tenant's address at the Premises, or (b) at any place where Tenant or any agent or employee or Tenant may be found if mailed subsequent to Tenant's abandoning or surrendering the Premises; or

          (b) if to Landlord, as follows: (i) at its address as first stated above in this Lease, Attention: Mr. Todd Aaron; and (ii) with a copy at the same time and in the same manner to: Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., 666 Third Avenue, New York, New York 10017, Attention: Jeffrey A. Moerdler, Esq.

Any such bill, statement, Approval, notice, demand, request or other communication shall be deemed to have been rendered or given: (A) on the date when it shall have been hand delivered, (B) or three (3) Business Days from the date when it shall have been mailed, or (C) one (1) Business Day from the date when it shall have been sent by overnight courier service for next Business Day delivery. Attorneys for either party may give any notice specified in this Lease on behalf of such party. Landlord or Tenant may change the address(es) to which any such bill, statement, Approval, notice, demand, request or other communication may be sent by a notice given to the other parties in accordance with this Article 25.


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

ARTICLE 26 RULES AND REGULATIONS

          SECTION 26.1 Landlord reserves the right, from time to time on not less than thirty (30) days prior notice to Tenant, to adopt additional reasonable Rules and Regulations and to amend the Rules and Regulations now or then in effect, provided same do not materially adversely reduce Tenant's rights under this Lease or materially and adversely affect the reasonable conduct of Tenant's operations in the Premises. Tenant and Tenant's contractors, employees, agents, and licensees shall comply with the Rules and Regulations, as so supplemented or amended. Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease against any other tenant, and Landlord shall not be liable to Tenant for violation of the same by another tenant, its employees, agents, visitors or licensees. Notwithstanding anything to the contrary contained in this Lease: (a) Landlord shall not enforce against Tenant any Rules and Regulations against Tenant in a discriminatory manner; and
(b) if there shall be any specific inconsistencies between this Lease and the Rules and Regulations attached as an Exhibit to this Lease then the express provisions of this Lease shall prevail.

ARTICLE 27 BROKER

          SECTION 27.1 Each of Landlord and Tenant represents and warrants to the other that it has not dealt with any broker in connection with this Lease other than the Broker and that to the best of its knowledge and belief, no other broker, finder or similar Person procured or negotiated this Lease or is entitled to any fee or commission in connection herewith. Landlord shall pay a commission to the Broker pursuant to a separate agreement with the Broker. Each of Landlord and Tenant shall indemnify, defend, protect and hold the other party harmless from and against any and all losses, liabilities, damages, claims, judgments, fines, suits, demands, costs, interest and expenses of any kind or nature (including reasonable attorneys' fees and disbursements) which the indemnified party may incur by reason of any claim of or liability to any broker, finder or like agent (other than Broker) arising out of any dealings claimed to have occurred between the indemnifying party and the claimant in connection with this Lease, or the above representation being false. The provisions of this Article 27 shall survive the expiration or earlier termination of the Term of this Lease.

ARTICLE 28 INDEMNITY

          SECTION 28.1 Tenant shall not do or permit any act or thing to be done upon the Premises which may subject Landlord to any, liability or responsibility for injury, damages to persons or property or to any liability by reason of any violation of law or of any Legal Requirement, but shall exercise such control over the Premises as to fully protect Landlord against any such liability. Subject to the provisions of Section 10.2(b) hereof, Tenant shall defend, indemnify and save harmless Landlord as set forth in this Lease below from and against (a) all claims against Landlord arising from the negligence of Tenant, its contractors, licensees, agents, servants, employees, invitees or visitors;
(b) all claims against Landlord arising from any accident, injury or damages whatsoever caused to any person or to the property of any person and occurring during the Term in or about the Premises, or other portions of the Property used or occupied by Tenant; (c) all claims against Landlord arising from any accident, injury or damage occurring outside of the Premises but anywhere within or about the Property, where such accident, injury or damage results or is claimed to have resulted from an act, omission or negligence of Tenant or Tenant's agents, employees, contractors, licensees, servants, invitees or visitors; (d) any breach, violation or nonperformance of any covenant, condition or agreement in this Lease set forth and contained on the part of Tenant to be fulfilled, kept, observed and performed; (e) the actual presence of hazardous materials on the Premises or the Property which is caused or permitted by Tenant, its employees, contractors, or invitees; (f) any environmental claim relating in any way to Tenant's operation or use of the Premises or the Property; (g) all claims arising in connection with the emission of electromagnetic radiation which is caused or permitted by Tenant or its equipment; (h) any claims arising in connection with the default or alleged default under contracts or other agreements between Tenant and its customers;
(i) any and all costs and expenses that Landlord may incur in complying with any Legal Requirements necessitated by any act or failure to act by Tenant that is inconsistent with (x) the use of the Premises as a first class Mission Critical Data Center, or (y) the terms of this Lease, any and all costs and expenses that Landlord may incur in studying, assessing, containing, removing, remedying, remediating, mitigating, or otherwise responding to, the presence or release of any hazardous material at, in, on, under or from the Premises; (j) any and all costs and expenses for which Landlord may be liable to any Governmental Authority, Mortgagee or Lessor for studying, assessing, containing, removing, remedying, remediating, mitigating, or otherwise responding to, the presence or release of a hazardous material at, in, on, under, from or relating to Tenant's operations on, the Premises; and (k) any and all fines or penalties assessed, or threatened to be assessed, upon Landlord or liabilities to third parties by reason of a failure of Tenant to comply with any obligations, covenants or conditions set forth in Section 7.1. This indemnity and hold harmless agreement shall be an indemnity of Landlord, and any partner, shareholder, director, officer, principal, employee or agent, directly and indirectly, of Landlord, from and against any and all obligations (including removal and remedial actions), losses, claims, suits, judgments, liabilities, penalties, damages (including consequential and

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


punitive damages), costs and expenses (including reasonable attorneys' and consultants' fees and expenses) of any kind or nature incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof.

          SECTION 28.2 The provisions of this Article 28 shall survive the expiration or termination of this Lease.

ARTICLE 29

                                       *

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


                                        *


ARTICLE 30 EXTENSION OPTION

          SECTION 30.1 Tenant shall have the right, at its option (each, an "Extension Option"), to extend the initial Term of this Lease, for the entire Premises (as the same may have been increased), for one (1) extension term (the "Extension Term"). The Extension Term shall commence on the day following the Expiration Date (the "Extension Term Commencement Date") and shall expire on the day preceding the fifth (5th) anniversary of the Fixed Expiration Date (the "Extension Term Expiration Date"). Tenant shall have no right to exercise the Extension Option unless all of the following conditions are satisfied on the date of the Extension Notice (as defined below) and on the Extension Term Commencement Date: (a) neither an Event of Default nor a monetary default (whether or not a notice has been sent) shall have occurred and be continuing under this Lease or under any other agreement between Landlord or an Affiliate of Landlord and Tenant or an Affiliate of Tenant; (b) the Original Tenant (or a permitted assignee, sublessor, successor or transferee pursuant to Section 13.9(b), but not any other assignee or successor tenant) shall occupy not less than eighty-five percent (85%) of the Useable Square Feet of the Premises; and
(c) there shall not have occurred any material adverse change in the financial condition of Tenant from the condition described in the financial statements submitted by Tenant to Landlord in connection with this Lease; (d) Tenant's: on the date of this Lease and on the date of the last prior exercise of an Extension Option; (e) no default (after notice if required and expiration of any applicable cure period) by Tenant exists under any loan, debt, bank or similar facility or agreement; and (f) proof satisfactory to Landlord of the foregoing shall have been delivered to Landlord together with the notice exercising such Extension Option.

          SECTION 30.2 No separate instrument of extension shall be required for Tenant to exercise its Extension Option. If Tenant elects to extend this Lease for the Extension Term, Tenant shall exercise such option by sending to Landlord written notice thereof (the "Extension Notice") not less than ten(10) months prior to the Expiration Date, and TIME SHALL BE OF THE ESSENCE with respect to the giving of the Extension Notice. If Tenant shall send the Extension Notice within the time and in the manner in this Lease provided, this Lease shall be deemed extended for the Extension Term upon the terms, covenants and conditions in this Lease contained, with the exception of Fixed Rent.

          SECTION 30.3 Fixed Rent for the Extension Term shall be determined as of the date of the Extension Notice and shall be the greater of (a) the annual fair market rental value ("FMV") of the Premises as a Mission Critical Data Center for the relevant Extension Term, as determined by Landlord as if the relevant Extension Term were for the number of years comparable to the leases Landlord is then typically entering into, and otherwise in accordance with
Section 30.4 of this Lease, or (b) *% of the total of the Fixed Rent payable during the preceding year. During each Extension term, the Fixed Rent shall increase by * percent (*%) compounded cumulatively on each anniversary of the Commencement Date.

          SECTION 30.4 Within fifteen (15) days after the giving by Tenant of a Extension Notice, Landlord will notify Tenant of the amount of the Fixed Rent for the Extension Term as determined by Landlord pursuant to Section 30.3 (a "Rental Notice"). Tenant may withdraw the Extension Notice by written notice to Landlord received by Landlord within fifteen (15) days after the giving of the Rental Notice, TIME BEING OF THE ESSENCE as to Landlord's receipt of any such withdrawal notice. After determination has been made of the FMV for the Premises, the parties shall execute and deliver to each other an agreement setting forth the Fixed Rent therefore as so determined.

ARTICLE 31 [INTENTIONALLY OMITTED]

ARTICLE 32 [INTENTIONALLY OMITTED]

ARTICLE 33 [INTENTIONALLY OMITTED]

ARTICLE 34 EXCULPATION; APPROVALS; LEGAL FEES

          SECTION 34.1 (a) The obligations of Landlord under this Lease shall not be binding upon Landlord named in this Lease after the sale, conveyance, assignment or transfer by such Landlord (or upon any subsequent landlord after the sale, conveyance, assignment or transfer by such subsequent landlord) of its interest in the Building and in the event of any such sale, conveyance, assignment or transfer, Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder, and the transferee of Landlord's interest in the Building shall be deemed to have assumed all obligations under this Lease, including claims accrued prior to such sale, conveyance, assignment or transfer. Prior to any such sale, conveyance, assignment or transfer, the liability of Landlord for Landlord's obligations under this Lease shall be limited to Landlord's interest in the Building (and the proceeds of any insurance or condemnation award with respect thereto) and Tenant shall not look to any other property or assets of Landlord or the property or assets of any of the Exculpated Parties (defined below) in seeking either to enforce Landlord's obligations under this Lease or to satisfy a judgment for Landlord's failure to perform such obligations.

          (b) Notwithstanding anything contained in this Lease to the contrary. Tenant shall look solely to Landlord to enforce Landlord's obligations hereunder and no partner, shareholder, member, manager, director, officer, principal, beneficial owner, employee or agent, directly and indirectly, of Landlord (collectively, the "Exculpated Parties") shall be personally liable for the performance of Landlord's obligations under this Lease. Tenant shall not seek any damages against any of the Exculpated Parties.

          (c) Notwithstanding anything elsewhere in this Lease, except as expressly provided in Article 28, under no circumstances shall either Landlord or Tenant be liable to the other for any consequential damages or lost profits.

          (d) Whenever in this Lease it is provided that Landlord shall not be liable to Tenant, the same shall be deemed and interpreted to mean and include that Landlord shall not be liable for its negligence or that of its agents, contractors, licensees, employees, servants or invitees, unless and only to the extent that it is specifically and expressly stated that Landlord shall be liable for such negligence.

          SECTION 34.2 (a) Wherever in this Lease Landlord's Approval is required, if Landlord shall refuse such Approval, Tenant in no event shall be entitled to make, nor shall Tenant make, any claim, and Tenant hereby waives any claim, for money damages (nor shall Tenant claim any money damages by way of set-off, counterclaim or defense) based upon any claim or assertion by Tenant that Landlord unreasonably withheld or unreasonably delayed its Approval in any one instance. Tenant's sole remedy as to such a claim or assertion shall be to sue for specific performance.

          SECTION 34.3 In the event of any dispute between the parties to enforce any obligation under this Lease, the prevailing party shall be entitled to payment from the losing party of its costs and expenses incurred in such enforcement, including reasonable attorneys' fees and disbursements.

ARTICLE 35 LANDLORD'S DEFAULT, TENANT'S REMEDIES, SELF-HELP

          SECTION 35.1 If Landlord shall fail to perform or observe any of the material covenants contained in this Lease on Landlord's part to be performed or observed or if Landlord shall breach any material warranty or representation contained in this Lease; or shall fail to perform any of its material obligations contained in this Lease and in any such event if Landlord shall fail to cure same within five (5) days after receiving notice from Tenant thereof (or, if the same cannot reasonably be cured within five (5) days, if Landlord shall fail to promptly commence said cure within said five (5) days and thereafter diligently prosecute said cure to completion), which notice shall state in all capital letters that such notice is notice of default under this
Section 35.1 and that Landlord has five (5) days to cure or commence to cure said default; then Tenant may in its sole discretion, and as its sole and exclusive remedy, (except as expressly provided in Section 35.2) within ten (10) days thereafter elect by notice to Landlord one of the following remedies:

          (a) if such matter relates exclusively to the Premises or to equipment exclusively serving the Premises which is operated by Landlord, then Tenant may perform such obligation(s) of Landlord in accordance with the provisions of this Lease on behalf of and at the expense of Landlord (which expense must be reasonable assuming that Landlord had performed such repair using its own staff or contractors and in the ordinary course of business) and offset such expenses against the Fixed Rent and Additional Rent;

          (b) bring an action against Landlord for the collection of any amounts due to Tenant under this Lease for which Landlord is in default;

          (c) seek injunctive relief or specific performance for any other covenant or agreement of Landlord; or

          (d) to take the credits provided under the SLA.

          SECTION 35.2 Supplementing the provisions of Section 35.1, if Landlord shall fail to perform or observe any of the covenants contained in this Lease on Landlord's part to be performed or observed or if Landlord shall materially breach any warranty or representation contained in this Lease or shall fail to perform any of its material obligations under this Agreement and provided that any such event has actually interrupted Tenant's operation of its Mission Critical Data Center in the Premises and if such matter relates exclusively to the Premises or to equipment exclusively serving the Premises which is operated by Landlord, then Tenant may in its sole discretion, as its sole and exclusive remedy, may elect to either: (a) take the credits provided under the SLA or (b) within one (1) Business Day after any such interruption elect by notice to Landlord to perform such obligation(s) of Landlord in accordance with the provisions of this Lease on behalf of and at the expense of Landlord (which expense must be reasonable assuming that Landlord had performed such repair using its own staff or contractors and in extraordinary course of business) and offset such expenses against the Fixed Rent and Additional Rent; provided that Tenant shall do so in accordance with all warranties, manufacturers specifications, Building standard maintenance and repair procedures and similar matters where Tenant has received notice thereof from Landlord.

ARTICLE 36 MISCELLANEOUS

          SECTION 36.1 The covenants of Landlord and Tenant in this Lease are independent, and Fixed Rent and Additional Rent shall continue to be payable in all events and under all circumstances and the obligations of Tenant hereunder shall continue unaffected, unless the requirement to pay or perform the same shall have been abated or suspended pursuant to an express provision of this Lease.

          SECTION 36.2 (a) All of the Exhibits attached to this Lease are incorporated in and made a part of this Lease, but, in the event of any inconsistency between the terms and provisions of this Lease and the terms and provisions of the Exhibits hereto, the terms and provisions of this Lease shall control. This Lease may not be changed, modified, terminated or discharged, in whole or in part, except by a writing, executed by the party, against whom enforcement of the change, modification, termination or discharge is to be sought. Wherever appropriate in this Lease, personal pronouns shall be deemed to include the other genders and the singular to include the plural. The captions hereof are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease nor the intent of any provision thereof. All Article and Section references set forth in this Lease shall, unless the context otherwise specifically requires, be deemed references to the Articles and Sections of this Lease. Whenever the words "include", "includes", or "including" are used in this Lease, they shall be deemed to be followed by the words "without limitation".

          (b) This Lease shall be governed in all respects by the laws of the Commonwealth of Massachusetts applicable to agreements executed in and to be performed wholly within said State.

          (c) If any term, covenant, condition or provision of this Lease, or the application thereof to any Person or circumstance, shall ever be held to be invalid or unenforceable, then in each such event the remainder of this Lease or the application of such term, covenant, condition or provision to any other Person or any other circumstance (other than those as to which it shall be invalid or unenforceable) shall not be thereby affected, and each term, covenant, condition and provision hereof shall remain valid and enforceable to the fullest extent permitted by Legal Requirements.

          (d) The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective legal representatives, successors, and, except as otherwise provided in this Lease, their assigns. No Person is intended or shall be deemed to be a third-party beneficiary of any of the terms of this Lease, it being intended that this Lease be enforceable only by the Persons set forth in the preceding sentence.

          SECTION 36.3 Except as expressly provided to the contrary in this Lease, Tenant agrees that all disputes arising, directly or indirectly, out of or relating to this Lease, and all actions to enforce this Lease, shall be dealt with and adjudicated in the courts of the Commonwealth of Massachusetts or the Federal courts sitting in Boston, Massachusetts; and for that purpose hereby expressly and irrevocably submits itself to the jurisdiction of such courts. Tenant hereby irrevocably appoints the Secretary of the Commonwealth of Massachusetts as its authorized agent upon which process may be served in any such action or proceeding.

          SECTION 36.4 Each of Landlord and Tenant agrees, in connection with this Lease, not to disclose to any third party, without the other party's Approval, (a) as to Tenant only, all financial and other material business or legal terms of this Lease, and the Building, and (b) materials submitted from one of them to the other and designated by the submitting party as confidential; except only to the extent that (i) such information is a matter of public record or is otherwise readily available to the real estate industry from other sources, (ii) such disclosure is made on a comparably confidential basis to either parties' attorneys, accountants, tax advisors or, as to disclosure by Landlord, an existing or prospective purchaser, Mortgagee or Lessor of the Building or the Property, on a need to know basis, or (iii) disclosure is compelled by Legal Requirements or regulatory or judicial process, in which latter case the party compelled shall first notify the other in writing and, if requested by such party, shall use all commercially reasonable efforts to preserve the confidentiality of the information in question to the greatest possible extent.

          SECTION 36.5 Each of Landlord and Tenant hereby represents and warrants to the other that it is duly organized, validly existing and in good standing under the laws of the State of Delaware as to Landlord and the State of Delaware as to Tenant, that is has the fully right and authority to enter into this Lease, and that the execution, delivery and performance of this Lease by it: (a) does not violate or conflict with any provisions of any instrument to which it is a party or by which it is bound, and (b) constitutes its valid, legal and binding obligation. In addition, each party represents that the person(s) executing this Lease on its behalf is duly authorized to do so.

          SECTION 36.6 Tenant agrees not to record this Lease, but each party hereto agrees, on the request of the other, to execute a so-called Notice of Lease or short form lease in form recordable and complying with applicable law and reasonably satisfactory to both Landlord's and Tenant's attorneys. In no event shall such document set forth rent or other charges payable by Tenant under this Lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease, and is not intended to vary the terms and conditions of this Lease. In addition, Tenant shall execute and acknowledge a release, in recordable form and complying with applicable law and reasonably satisfactory to both Landlord's and Tenant's attorneys, of such Notice of Lease. Such release shall be held by Landlord until the Expiration Date at which time Landlord may, in its sole discretion, record such release.

          SECTION 36.7 This Lease may be executed in counterparts or counterpart signature pages, all of which when taken together shall constitute one Lease and the signature page may be executed and delivered by facsimile.

          IN WITNESS WHEREOF, Landlord and Tenant have respectively executed this Lease as of the day and year first above written.

          LANDLORD:                  SENTINEL PROPERTIES - BEDFORD, LLC

                                     By Sentinel Bedford Manager LLC


                                     By: /s/ Todd Aaron
                                         ---------------------------------------
                                     Name:   Todd Aaron
                                           -------------------------------------
                                     Title: Co-President
                                            ------------------------------------


          TENANT:                    ATHENAHEALTH, INC.


                                     By: /s/ Carl Byers
                                         ---------------------------------------
                                     Name:   Carl Byers
                                           -------------------------------------
                                     Title: CFO
                                            ------------------------------------

                                     Tenant's Federal Tax Identification Number:
                                     04-338-7530

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


                                    EXHIBIT A
                           FLOOR PLAN OF THE PREMISES

The floor plan which follows is intended solely to identify the general outline of the Premises, and should not be used for any other purpose. All areas, dimensions and locations are approximate, and any physical conditions indicated may not exist as shown.


                                        *

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.



                                    EXHIBIT B

                                   DEFINITIONS

          "Additional Rent" means any and all sums, other than Fixed Rent, payable by Tenant to Landlord under this Lease.

          "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

          "Alterations" means alterations, installations, improvements, additions or other physical changes, other than movable decorations, movable fixtures, furniture and trade fixtures which can easily be removed without material damage to the Building and other equipment not permanently affixed to the Building and which can easily be removed without material damage to the Building and includes Tenant Alterations unless the context requires otherwise. Alterations shall include, without limitation, telephone, security system and data wiring and cabling.


                                       *


          "Approval" or "Approved" means prior written approval, which approval shall be in the sole discretion of the relevant Person unless otherwise expressly stated.

          "Authorized Contacts" means such two (2) natural persons who are agents or employees of Tenant, whom Tenant shall have designated or redesignated (by notice to Landlord) from time to time as being Tenant's Authorized Contacts. Any such designation or redesignation shall include, for each such Authorized Contact, the Authorized Contact's name, office telephone, home telephone, cellular telephone and facsimile numbers, and e-mail address where such Authorized Contact may be reached for all relevant purposes under this Lease. Tenant's initial Authorized Contacts as of the Commencement Date are identified in Exhibit G hereto.

          "Base Rate" means the annual rate of interest publicly announced from time to time by Citibank, N.A., New York, New York (or any successor thereto) as its "base rate" (or such other term as may be issued by Citibank, N.A, from time to time for the rate presently referred to as its base rate).

          "Broker" means Grubb & Ellis Company.

          "Building" means the improvements and equipment owned by Landlord at the Property.

          "Business Days" means all days, excluding Saturdays, Sundays, and all days observed by any or all of the Commonwealth of Massachusetts, the Federal Government and the labor unions, if any, servicing the Building and/or the Building as legal holidays.

          "Commencement Date" means the date of delivery of the relevant Space(s) to Tenant pursuant to Section 2.3.

          "controls" or "controlled" (whether or not capitalized) means: (i) the ownership, directly or indirectly, of more than fifty per cent (50%) of the voting rights of a Person, or (ii) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person.

          "Core Building Systems" means the mechanical, electrical, heating, ventilating, air conditioning, elevator, plumbing, sanitary, life-safety and other service systems of the Building, but shall not include the portions of such systems that constitute Dedicated Building Systems.

          "Data Center Use" means the use of environmentally-conditioned space for the installation, operation and maintenance of communications, electronic and optronic equipment and facilities relating to enterprise information technology applications.

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

          "Dedicated Building Systems" means the mechanical, electrical, heating, ventilating, air conditioning, elevator, plumbing, sanitary, life-safety and other service systems of the Building that exist or are installed in or upon the Premises or the Building and function for the exclusive use of Tenant or serve only the Premises.

          "Default Rate" means a rate at all times equal to the greater of (a) eighteen percent (18%) per annum, or (b) five (5) percentage points above the Base Rate but in neither event higher than the maximum rate permitted by applicable Legal Requirements.


                                       *


          "Expiration Date" means the Fixed Expiration Date or such earlier date on which the Term sooner ends pursuant to any of the terms, conditions or covenants of this Lease or pursuant to law.

          "Fixed Expiration Date" means the date which is one (1) day prior to the twelfth (12th) anniversary of the Rent Commencement Date or if such day is not the last day of a calendar month then such later date as is the last day of the calendar month in which the anniversary of the Rent Commencement Date occurs, as same may be extended by the exercise of one or more of the Extension Options.

          "Fixed Rent" shall mean with respect to each Lease Year during the Term of this Lease a monthly amount determined based on the Useable Square Footage of the Premises which has been delivered to Tenant pursuant to Sections
1.1 and 2.3 as follows:

Period Covered After Initial   Rent Per Useable   Premises Useable
     Commencement Date            Square Foot      Square Footage    Total Monthly Fixed Rent
----------------------------   ----------------   ----------------   ------------------------
*                                      $*               *                        $*
*                                      $*               *                        $*
*                                      $*               *                        $*
*                                      $*               *                        $*
*                                      $*               *                        $*

Thereafter, the Fixed Rent shall increase by * compounded cumulatively on each anniversary of the Initial Commencement Date. Notwithstanding anything to the contrary contained in this Lease: (a) the Fixed Rent shall increase on a per Useable Square Foot basis on the dates set forth in the first column of foregoing table applicable to the portions of the Premises that have been delivered to Tenant pursuant to Section 2.3 utilizing the rent per square foot figures in the foregoing table and the Useable Square Footage figures in the foregoing table and (b) if delivery of any portion of the Premises to Tenant is delayed beyond the dates set forth in the foregoing table then the Fixed Rent adjustment as to such delayed portion of the Premises shall only apply as of the date of delivery thereof to Tenant pursuant to Section 2.3. Fixed Rent shall be paid on the first (1st) of each month in equal monthly installments and shall also include any sums hereafter due pursuant to Section 1.2 and also Articles 29 or 30 and any other payments of sums in a recurring monthly amount.

          "Governmental Authority" means any of the United States of America, the Commonwealth of Massachusetts, the Town of Bedford and/or the Town of Billerica, any political subdivision thereof and any agency, department, commission, board, bureau or instrumentality of any of the foregoing, now existing or hereafter created, having jurisdiction over the Property or any portion thereof or the curbs, sidewalks and areas adjacent thereto.

          "HVAC" means heat, ventilation and air-conditioning.

          "Lease Year" shall mean the one (1) year period commencing on the Commencement Date and ending on the day before the first (1st) anniversary of the Commencement Date and each succeeding period of one (1) year until the Fixed Expiration Date.

          "Legal Requirements" means all present and future laws, rules, orders, ordinances, regulations, statutes, requirements, codes, executive orders, judgments, directives, guidance rules of common law, and any judicial interpretations thereof, extraordinary as well as ordinary, of all Governmental Authorities.

          "Lessor" means a lessor under a Superior Lease.

          "Managing Agent" means RC Property Management, LLC or its successor from time to time as the managing agent of all or any part of the Building.

          "Mission Critical Data Center" shall mean a large scale, mission critical data center for a Fortune 1000 type business with multiple locations, it being understood that the operation of such data center is critical to the operation of such business.

          "Mortgage" means any mortgage or trust indenture which may now or hereafter encumber all or any part of the Building or any Superior Lease and the leasehold interest created thereby, and all renewals, extensions, supplements, amendments, modifications, consolidations and replacements thereof or thereto, substitutions therefor, and advances made thereunder.

          "Mortgagee" means any mortgagee, trustee or other holder of a Mortgage.

          "Original Tenant" means athenahealth, Inc., the original Tenant named in this Lease.

          "Permitted Use" means the use of the Premises by Tenant as follows, and for no other purpose: (a) the installation, operation and maintenance of communication, electronic and optronic equipment and facilities relating to various information technology applications which are customarily found in a Mission Critical Data Center (the "Principal Permitted Use"); and (b) for other incidental uses normally related thereto which are consistent with the use of the Building as a Mission Critical Data Center and which are permitted by applicable Legal Requirements.

          "Person" means any individual, corporation, partnership, limited liability company, limited liability partnership, joint venture, estate, trust, unincorporated association, business trust, tenancy-in-common or other entity, or any Governmental Authority.

          "Premises" means the Initial Premises, Space 1, Space 2, Space 3 and 4 (each a "Space") as shown on the floor plan attached to this Lease as Exhibit A and made a part hereof. In addition, wherever appropriate to the context, and in any event including in the context of Tenant's obligations in Articles 2, 3, 5, 7, and 10, the term "Premises" shall be deemed to include any Tenant Alterations, equipment, or installations located outside the Premises but on or about the Property.

          "Property" means the Building, together with the land on which the Building is located known as 55 Middlesex Turnpike, Bedford, Massachusetts.

          "Rules and Regulations" means: (a) the Occupant Handbook or any similar manual in effect on the date hereof as same may reasonably be amended or replaced from time to time, and (b) the rules and regulations of the Building as adopted or amended by Landlord from time to time.

          "SLA" means the Service Level Agreement attached hereto as Exhibit F.

          "Substantial Completion" or "Substantially Completed" means, as to any construction performed by any party in the Premises, that such work has been completed in accordance with (a) the provisions of this Lease applicable thereto, (b) the plans and specifications for such work, and (c) all applicable Legal Requirements and applicable insurance requirements under this Lease, except for minor details of construction, decoration and mechanical adjustments, if any, the non-completion of which does not materially interfere with Tenant's use of the Premises.

          "Superior Lease(s)" means any ground or underlying lease of the Property or any part thereof hereafter made by Landlord (there being none on the date hereof) and all renewals, extensions, supplements, amendments, modifications and replacements thereof.

          "Tenant Alterations" means all Alterations which may be made by or on behalf of Tenant prior to and during the Term.

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


          "Tenant's Property" means Tenant's movable fixtures and movable partitions, telephone and other office communications equipment, computer systems, furniture, trade fixtures, furnishings and other items of personal property which are easily removable without material damage to the Premises or the Property.

          "Term" means the term of this Lease, which shall commence on the Commencement Date and shall expire on the Expiration Date.


                                       *

                                    EXHIBIT C
                              INTENTIONALLY OMITTED

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


                                    EXHIBIT D
                             REMAINING FIT OUT ITEMS


                                       *

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                                    EXHIBIT E
         FORM OF SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

TENANT:  ___________________

                                 SUBORDINATION,
                    NON-DISTURBANCE AND ATTORNMENT AGREEMENT

     THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this "AGREEMENT") is entered into between athenahealth, Inc. ("TENANT"), whose address is 31 Arsenal street, Watertown, Massachusetts 02472, and SENTINEL PROPERTIES - BEDFORD, LLC, a Delaware limited liability company ("LANDLORD"), whose address is c/o Resolution Capital, LLC, 1270 Avenue of the Americas, Suite 204, New York, New York 10020.

                                   WITNESSETH:

     WHEREAS, Landlord is the owner in fee simple of the land and improvements located at 55 Middlesex Turnpike, Bedford and Billerica, Massachusetts, as more particularly described on EXHIBIT A attached hereto (the "PREMISES").

     WHEREAS, Landlord or its predecessor and Tenant have entered into a certain Lease dated ________________, 200__ (as the same may have been or may hereafter be amended, modified, restated, renewed or extended, the "LEASE"), leasing to Tenant a portion of the Premises (the "TENANT PREMISES");

     WHEREAS, Lender is making a certain loan to Landlord in the principal amount of up to * ($*) (the "LOAN"), which Loan shall be secured by, among other things, a mortgage (as amended, as noted below, the "SECURITY INSTRUMENT") from Landlord to Lender encumbering the Premises and certain other collateral described in the Security Instrument;

     WHEREAS, Lender, Landlord and Tenant desire to confirm their understanding with respect to the Lease and the Loan and the rights of Tenant and Lender thereunder.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1. Subordination. Notwithstanding anything to the contrary set forth in the Lease, Tenant hereby acknowledges that the Lease and the leasehold estate created thereby and all of Tenant's rights thereunder are and shall remain subordinate and subject to the Security Instrument and the liens thereof and all advances and rights of Lender thereunder and to any and all renewals, modifications, consolidations, replacements and extensions thereof. Without affecting the foregoing subordination, Lender may, from time to time: (a) extend, in whole or in part, by renewal or otherwise, the terms of payment or performance of any obligation secured by the Security Instrument; (b) release, surrender, exchange or modify any obligation secured by the Security Instrument, or any security for such obligation; or (c) settle or compromise any claim with respect to any obligation secured by the Security Instrument or against any person who has given security for any such obligation.

          2. Non-Disturbance. If, at any time, Lender or any person or entity or any of their successors or assigns who shall acquire the interest of Landlord under the Lease through a foreclosure of the Security Instrument, the exercise of the power of sale under the Security Instrument, a deed-in-lieu of foreclosure, an assignment-in-lieu of foreclosure or otherwise (each, a "NEW OWNER") shall succeed to the interests of Landlord under the Lease, so long as
(i) the Lease is then in full force and effect, (ii) Tenant complies with this Agreement, and (iii) no default after the giving of any required notice, and expiration of any applicable grace period, under the Lease (a "DEFAULT") on the part of Tenant exists under the Lease, then the Lease shall continue in full force and effect as a direct lease between the New Owner and Tenant, upon and subject to all of the terms, covenants and conditions of the Lease, for the balance of the term thereof (it being agreed that if the conditions in the aforesaid clauses (i) through (iii) are not met, then the New Owner shall not be obligated to recognize this Lease on the terms and conditions contained herein and the Lease may be terminated by New Owner and such termination may occur or be effected by Lender naming Tenant as a defendant or subordinate party in a foreclosure action brought by Lender with respect to the Loan). Tenant hereby agrees to attorn to and accept any such New Owner as landlord under the Lease and to be bound by and perform all of the obligations imposed by the Lease, and Lender, or any such New Owner, agrees that it will not disturb the possession of Tenant and will be bound by all of the obligations imposed on the Landlord by the Lease; provided, however, that any New Owner shall not be:

               (a) liable for any act or omission of a prior landlord (including Landlord) arising prior to the date upon which the New Owner shall succeed to the interests of Landlord under the Lease; or

               (b) subject to any claims, offsets or defenses which Tenant might have against any prior landlord (including Landlord) arising prior to the date upon which the New Owner shall succeed to the interests of Landlord under the Lease; or

               (c) bound by any rent or additional rent which Tenant might have paid in advance to any prior landlord (including Landlord) for a period in excess of one (1) month or by any security deposit or other prepaid charge which Tenant might have paid in advance to any prior landlord (including Landlord), except to the extent that such New Owner actually comes into exclusive possession of the same; or

               (d) bound by any assignment (except as permitted by the Lease), surrender, release, waiver, cancellation, amendment or modification of the Lease made without the written consent of Lender; or

               (e) responsible for the making of any improvements to the Premises or repairs in or to the Premises including, without limitation, in the case of damage or destruction of the Premises or any part thereof due to fire or other casualty or by reason of condemnation unless such New Owner shall be obligated under the Lease to make such repairs; or

               (f) obligated to make any payment to Tenant (except for the timely return of any security deposit actually received by such New Owner) arising prior to the date upon which the New Owner shall succeed to the interests of Landlord under the Lease.

               3. Cure by Lender of Landlord Defaults. Tenant hereby agrees that from and after the date hereof, in the event of any act or omission by Landlord which would give Tenant the right, either immediately or after the lapse of time, to terminate or cancel the Lease or to claim a partial or total eviction, or to abate or reduce rent (none of the foregoing, however, being deemed to create or infer any such right in Tenant), Tenant will not exercise any such right until it has given written notice of such act or omission to Lender, and Lender has failed, within thirty (30) days after receipt of such notice by Lender, to commence to cure such act or omission and to thereafter diligently prosecute such cure to completion; provided that in the event Lender cannot commence such cure without possession of the Premises, Tenant will not exercise any such right if Lender commences judicial or non-judicial proceedings to obtain possession within such period and thereafter diligently prosecutes such efforts and cure to completion; further, Tenant shall not, as to Lender, require cure of any such act or omission which is not susceptible to cure by Lender. The foregoing shall not be deemed to prevent or delay Tenant from, to the extent expressly permitted or provided for under the Lease and in accordance with the procedures set forth in the Lease, exercising any rights of self-help to make repairs to the Tenant Premises or to appurtenant common areas or to seek injunctive relief to compel Landlord or any other party to make repairs to the Tenant Premises or to appurtenant common areas or to cease to interfere with Tenant use and occupancy of the Tenant Premises.

          4. Payments to Lender and Exculpation of Tenant. Tenant is hereby notified that the Lease and the rent and all other sums due thereunder have been assigned to Lender as security for the Loan. In the event that Lender or any future party to whom Lender may assign the Security Instrument directs that Tenant pay its rent and all other sums due under the Lease to Lender or to such assignee, Tenant shall honor such direction without inquiry and pay its rent and all other sums due under the Lease in accordance with such notice. Landlord agrees that Tenant shall have the right to rely on any such notice from Lender or any such assignee without incurring any obligation or liability to Landlord, and Tenant is hereby instructed to disregard any notice to the contrary received from Landlord or any third party.

          5. Limitation of Liability. Lender shall not, either by virtue of the Security Instrument, the Assignment of Leases or this Agreement, be or become a mortgagee-in-possession or be or become subject to any liability or obligation under the Lease or otherwise unless and until Lender shall have acquired the interest of Landlord in the Premises, by foreclosure or otherwise, and then such liability or obligation of Lender under the Lease shall extend only to those liabilities or obligations accruing subsequent to the date that Lender has acquired the interest of Landlord in the Premises as modified by the terms of this Agreement. In addition, upon such acquisition, Lender shall have no obligation, nor incur any liability, beyond Lender's then equity interest, if any, in the Premises. Furthermore, in the event of the assignment or transfer of the interest of Lender under this Agreement, all obligations and liabilities of Lender under this Agreement shall terminate and, thereupon, all such obligations and liabilities shall be the sole responsibility of the party to whom Lender's interest is assigned or transferred.

          6. Notice. Any notice, demand, statement, request, consent or other communication made hereunder shall be in writing and delivered (i) personally,
(ii) mailed by certified or registered mail, postage prepaid, return receipt requested or (iii) by depositing the same with a reputable private courier service, postage prepaid, for next business day delivery, to the parties at their addresses first set forth above and shall be deemed given when delivered or, if delivery is attempted and refused, when delivery is tendered. A copy of any notice given by Tenant to Lender or by Lender to Tenant shall be given at the same time and in the same manner to Landlord. A copy of any notice given Tenant shall be given at the same time and in the same manner to:____________________________________________________________________. A copy of any notice given Landlord shall be given at the same time and in the same manner to: Jeffrey A. Moerdler, Mintz Levin Cohn Ferris Glovsky & Popeo, P.C., 666 Third Avenue, New York, New York 10017. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given as herein required shall be deemed to be receipt of the notice, demand or request sent. By giving to the other parties thereto at least fifteen (15) days' prior written notice hereof in accordance with the provisions hereof, the parties hereto shall have the right from time to time to change their respective addresses to any other address within the United States of America. Tenant agrees to send a copy of any notice or statement under the Lease to Lender at the same time such notice or statement is sent to Landlord.

          7. Miscellaneous.

               (a) In the event of any conflict or inconsistency between the provisions of this Agreement and the Lease, the provisions of this Agreement shall govern; provided, however, that the foregoing shall in no way diminish Landlord's rights or Tenant's liability under the Lease. Lender's enforcement of any provisions of this Agreement or the Security Instrument shall not entitle Tenant to claim any interference with the contractual relations between Landlord or Tenant or give rise to any claim or defense against Lender with respect to the enforcement of such provisions.

               (b) Tenant agrees that this Agreement satisfies any condition or requirement in the Lease relating to the granting of a non-disturbance agreement.

               (c) Tenant agrees that it will not without Lender's approval subordinate the Lease to the lien of any mortgage or deed of trust given by Landlord with respect to the Premises, other than the Security Instrument for so long as the Security Instrument shall remain a lien on the Premises.

               (d) This Agreement shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the interest of Tenant under this Agreement may not be assigned or transferred, except as Tenant shall have the specific right to assign its interest in the Lease, without the prior written consent of Lender (to be given or withheld according to the same standard of discretion applicable to the Landlord's consent to the corresponding transfer of Tenant's interest under the Lease).

               (e) The captions appearing under the paragraph number designations of this Agreement are for convenience only and are not a part of this Agreement and do not in any way limit or amplify the terms and provisions of this Agreement.

               (f) If any portion or portions of this Agreement shall be held invalid or inoperative, then all of the remaining portions shall remain in full force and effect, and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion or portions held to be invalid or inoperative.

               (g) This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

               (h) This Agreement may be executed in any number of separate counterparts, each of which shall be deemed an original, but all of which, collectively and separately, shall constitute one and the same agreement.

               (i) This Agreement cannot be altered, modified, amended, waived, extended, changed, discharged or terminated orally or by any act on the part of Tenant, Landlord or Lender, but only by an agreement in writing signed by the party against whom enforcement of any alteration, modified, amendment, waiver, extension, change, discharge or termination is sought.

                            [SIGNATURES ON NEXT PAGE]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the dates set forth adjacent to their signatures below to be effective as of the date of the Security Instrument.

LANDLORD:                               SENTINEL PROPERTIES - BEDFORD, LLC


                                        By Sentinel Bedford Manager LLC


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


TENANT:                                 ATHENAHEALTH, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        Tenant's Federal Tax Identification
                                        Number: 04-338-7530

WHEN RECORDED, RETURN TO:

PAUL, HASTINGS, JANOFSKY & WALKER LLP
75 EAST 55TH STREET
NEW YORK, NEW YORK 10022

ATTN.: STEVEN KOCH, ESQ.

STATE OF ______________    )

                           )  SS

COUNTY OF ____________     )

On the ______ day of ________, 200__ before me, the undersigned, a notary public in and for said state, personally appeared ______________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.


                                        ----------------------------------------
                                        Notary Public

                                        [notarial seal]

STATE OF ______________    )

                           )  SS

COUNTY OF ____________     )

On the ______ day of ________, 200__ before me, the undersigned, a notary public in and for said state, personally appeared ______________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.


                                        ----------------------------------------
                                        Notary Public

                                        [notarial seal]

STATE OF ______________    )

                           )  SS

COUNTY OF ____________     )

On the ______ day of ______________, 200__ before me, the undersigned, a notary public in and for said state, personally appeared ____________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

                                        ----------------------------------------
                                        Notary Public

                                        [notarial seal]

[suggested Mass. notary form]

                    COMMONWEALTH / STATE OF _________________

___________, ss.                                               ___________, 2005

     On this ____ day of __________, 200__, before me, the undersigned notary public, personally appeared __________________, proved to me through satisfactory evidence of identification, which were __________________, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he signed it voluntarily for its stated purpose, as ________________ of _______________, a ___________________, and acknowledged the foregoing instrument to be his free act and deed and the free act and deed of said ____________________, before me.


                                        ----------------------------------------
                                        Notary Public:

                                        My Commission Expires:

                                    EXHIBIT A

                             DESCRIPTION OF PREMISES

                                [To be inserted]

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


                                    EXHIBIT F
                             SERVICE LEVEL AGREEMENT


                                       *

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


                                       *

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


                                    EXHIBIT G
                      TENANT'S INITIAL AUTHORIZED CONTACTS

Information                    Contact #1              Contact #2
-----------              ---------------------   ----------------------
1.  Name                 *                        *

2.  Office Telephone     *                        *

3.  Home Telephone       *                        *

4.  Cellular Telephone   *                        *

5.  Facsimile Number     *                        *

6.  E-mail Address       *                        *


                                       G-1